                                                                    Exhibit 10.1

                            Tax Sharing Agreement,

                           dated as of May 31, 2001,

                                 by and among

                                FMC Corporation

                                      and

                            FMC Technologies, Inc.

                             TAX SHARING AGREEMENT
                             ---------------------

                  TAX SHARING AGREEMENT (this "Agreement"), dated as of May 31,
                                               ---------
2001, by and between FMC Corporation, a Delaware corporation ("FMC"), and FMC
                                                               ---
Technologies, Inc., a Delaware corporation and a wholly-owned subsidiary of FMC ("Subsidiary").
  ----------

                                   RECITALS
                                   --------

                  WHEREAS, FMC is the common parent corporation of an affiliated group of corporations within the meaning of Section 1504(a) of the Code (as defined herein) and of consolidated, combined, unitary and other similar groups as defined under similar laws of other jurisdictions, and Subsidiary and certain Subsidiary Affiliates (as defined herein) are members of such groups;

                  WHEREAS, the groups of which FMC is the common parent and Subsidiary and the Subsidiary Affiliates are members file or intend to file Consolidated Returns and Combined Returns (as defined herein);

                  WHEREAS, FMC and Subsidiary have entered into a Separation and Distribution Agreement dated as of May 31, 2001 (the "Separation Agreement"),
                                                      --------------------
and subject to the terms and conditions thereof, FMC wishes to transfer and assign to Subsidiary substantially all of the assets and liabilities currently associated with the Technologies Business (as defined below) and the stock, investments and similar interests currently held by FMC in subsidiaries and other entities that conduct such business (the "Separation");
                                                ----------

                  WHEREAS, following the Separation, FMC and Subsidiary currently contemplate that Subsidiary will make an initial public offering (the "IPO") of Subsidiary common stock (the "Common Stock") that will reduce FMC's
 ---                                    ------------
ownership of Subsidiary on a fully-diluted basis to not less than 80.1 percent;

                  WHEREAS, FMC intends to distribute in the Spin-Off (as defined below) all of its shares of Common Stock, on a pro rata basis, to the holders of the common stock of FMC, subject to the terms and conditions of the Separation Agreement;

                  WHEREAS, prior to consummating the Separation and the Spin-Off, various FMC Affiliates and the Subsidiary Affiliates will have undertaken the transactions contemplated by the Restructuring (as defined below) that are designed to separate the Technologies Business from the Chemical Business (as defined below), and Intermountain Research and Development Corporation, a Wyoming corporation and a wholly-owned subsidiary of FMC, will distribute all of the stock of FMC International A.G. ("FMC International"), a Swiss corporation, to FMC (the "Internal Distribution");
             ---------------------

                  WHEREAS, the Separation, the Spin-Off, the Internal Distribution and certain of the transactions involved in the Restructuring are intended to qualify as tax-free reorganizations and distributions under Sections 368(a)(1)(D) and 355 of the Code;

                  WHEREAS, at the close of business on the day on which the Spin-Off occurs (the "Distribution Date"), the taxable year of Subsidiary shall
                      -----------------
close for U.S. federal income tax purposes; and

                  WHEREAS, in contemplation of the Spin-Off pursuant to which Subsidiary and its domestic subsidiaries will cease to be members of the FMC Group (as defined below), FMC and Subsidiary wish to set forth the principles and responsibilities of the parties to this Agreement regarding the allocation of Taxes (as defined herein) and other related liabilities and adjustments with respect to Taxes, Proceedings (as defined herein) and other related Tax matters.

                  NOW, THEREFORE, in consideration of the premises and the representations, covenants and agreements contained herein and intending to be legally bound, the parties hereto hereby agree as follows:

          Section 1.   Definitions. Capitalized terms not otherwise defined
                       -----------
herein shall have the meanings ascribed to such terms in the Separation Agreement. As used in this Agreement, capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

                  "Acceptable Letter of Credit" shall mean a clean,
                   ---------------------------
unconditional and irrevocable letter of credit in favor of FMC, issued or confirmed for direct payment by a commercial bank that is a member of the New York Clearinghouse Association and qualifies as "well capitalized" (as such term is defined in section 325.103(b)(1) of the regulations of the Federal Deposit Insurance Corporation (12 C.F.R. ss. 325.103(b)(1)) which shall (a) provide that the issuing bank shall pay to FMC an amount up to the face amount thereof upon presentation of only the letter of credit and a sight draft in the face amount,
(b) have an expiration date of not less than one year from its date of issuance and provide for automatic renewal, without amendment, for an additional one year term followed by consecutive periods of six (6) months, unless the issuing bank sends written notice to FMC not less than one hundred and twenty (120) days prior to the then expiration date of the letter of credit that it elects not to have the same renewed (a "Non-Renewal Notice") and (c) otherwise be in a form satisfactory to FMC.

                  "Actually Realized" or "Actually Realizes" means, for purposes
                   -----------------      -----------------
of determining the timing of the incurrence of any Income Tax Liability or the realization of a Refund (or any related Tax Benefit (as defined below) or Tax Detriment (as defined below)) by a Person in respect of any payment, transaction, occurrence or event, the time at which the amount of Income Taxes paid by such Person is increased above or reduced below the amount of Income Taxes that such Person would have been required to pay but for such payment, transaction, occurrence or event or, in the case of a cash refund, the date on which such refund is actually received.

                  "Actually Utilized" means, with respect to a Tax Asset, that
                   -----------------
the Tax Asset reduced the amount of Taxes that such a Person would have been required to pay but for such Tax Asset or, in the case of a cash refund, that such refund was actually received.

                  "Aggregate Assumed Spin-Off Tax Liabilities" means (i) the sum
                   ------------------------------------------
of the Assumed Spin-Off Tax Liabilities with respect to each relevant Taxing Jurisdiction plus (ii) an amount equal to the amount of interest that would accrue on the amount determined under clause (i) calculated at 110% of the highest Underpayment Rate for U.S. corporations from the Distribution Date until the date that is thirty months after the Distribution Date.

                  "Aggregate Spin-Off Tax Liabilities" means the sum of the
                   ----------------------------------
Spin-Off Disqualification Taxes with respect to each Taxing Jurisdiction.

                  "Agreement" has the meaning set forth in the Recitals.
                   ---------

                  "Assumed Spin-Off Tax Liabilities" means, with respect to any
                   --------------------------------
Taxing Jurisdiction (as defined below), the product of (x) the excess of (A) 105% of the highest trading value of Common Stock during the five Business Days following the Spin-Off over (B) the tax basis, per-share, in the Common Stock held by FMC, (y) the number of shares of Common Stock held by FMC and distributed in the Spin-Off and (z) the Taxing Jurisdiction's highest marginal tax rate applicable to the taxable income of corporations on income of the character subject to tax and indemnified against under this Agreement.

                  "Board Certification" shall mean a certified copy of a
                   -------------------
resolution of Subsidiary's Board of Directors in which the Board, after an investigation of the facts and advice concerning the applicable law, finds and warrants to FMC that (a) following the transaction at issue, Subsidiary or any Subsidiary Affiliate will not have issued or agreed to issued (including, for these purposes, any sale of or agreement to sell stock of Subsidiary or any Subsidiary Affiliate by FMC or any FMC Affiliate) (i) more than 40% (by vote or value), in the case of a Board Certification provided pursuant to Section 10(a)(1)(vi)(c) hereof or (ii) more than 35% (by vote or value), in the case of a Board Certification provided pursuant to Section 10(a)(1)(vi)(d) hereof, of its outstanding stock (determined immediately prior to the IPO) taking into account all issuances of (and agreements to issue) Equity Securities (and assuming the exercise of all such Equity Securities and the closing of all such agreements) from the point in time immediately prior to the IPO to the date immediately following such transaction, (b) if such transaction involves a merger, Subsidiary will be the surviving entity and the merger will not be a reverse subsidiary merger in which Subsidiary is the surviving entity and (c) the facts and conclusions contained in the resolution will be true and correct at the time the transaction at issue closes.

                  "Business Day" means any day other than a Saturday, a Sunday
                   ------------
or a day on which banking institutions located in the State of Illinois are authorized or obligated by law or executive order to close.

                  "Carryback" means the carryback of a Tax Attribute (including,
                   ---------
without limitation, a net operating loss, a net capital loss or a tax credit) by a member of the Subsidiary Group (as defined below) (i) from a Post-Deconsolidation Period to a Straddle Period or a Pre-Deconsolidation Period or
(ii) from a Straddle Period to a Pre-Deconsolidation Period.

                  "Chemical Business" means all the businesses and operations
                   -----------------
(including related joint ventures and alliances) of FMC, other than the Technologies Business.

                  "Code" means the United States Internal Revenue Code of 1986,
                   ----
as amended.

                  "Combined Group" means a group of corporations or other
                   --------------
entities that files a Combined Return or a corporation or other entity that files a Combined Return described in clause (ii) or clause (iii) of the definition of "Combined Return."
               ---------------

                  "Combined Return" means any Tax Return with respect to Non-
                   ---------------
Federal Taxes (i) filed on a consolidated, combined (including nexus combination, worldwide combination, domestic combination, line of business combination or any other form of combination) or unitary basis wherein Subsidiary or one or more Subsidiary Affiliates join in the filing of such Tax Return (for any taxable period or portion thereof) with FMC or one or more FMC Affiliates, (ii) filed on a separate basis that includes Tax Items relating to, or arising from, both the Technologies Business and the Chemical Business, or
(iii) pursuant to which Tax Items or Tax Assets of (A) FMC (or any FMC Affiliate) are included on a separate Tax Return of Subsidiary (or any Subsidiary Affiliate) or (B) Subsidiary (or any Subsidiary Affiliate) are included on a separate Tax Return of FMC (or any FMC Affiliate).

                  "Common Stock" has the meaning set forth in the Recitals.
                   ------------

                  "Consolidated Group" means an affiliated group of corporations
                   ------------------
within the meaning of Section 1504(a) of the Code that files a Consolidated Return.

                  "Consolidated Return" means any Tax Return with respect to
                   -------------------
Federal Income Taxes filed on a consolidated basis wherein Subsidiary or one or more Subsidiary Affiliates join in the filing of such Tax Return (for any taxable period or portion thereof) with FMC or one or more FMC Affiliates.

                  "Deconsolidation" means with respect to each Tax Return (i)
                   ---------------
any event pursuant to which Subsidiary ceases to be a subsidiary corporation includable in the Consolidated Return, (ii) any event pursuant to which neither Subsidiary nor any Subsidiary Affiliate continues to be included in a Combined Return which includes FMC and/or a FMC Affiliate, (iii) any event (including as a result of transactions contemplated by the Restructuring) pursuant to which Tax Items relating to, or arising from, both the Technologies Business and the Chemical Business are no longer included on a Combined Return described in clause (ii) of the definition of Combined Return or (iv) any event pursuant to which a Tax Return described in clause (iii) of the definition of Combined Return no longer includes Tax Items or Tax Assets of both FMC (or any FMC Affiliate) and Subsidiary (or any Subsidiary Affiliate).

                  "Deconsolidation Date" means with respect to each Tax Return
                   --------------------
the day on which a Deconsolidation occurs.

                  "Deconsolidation Tax" means any Tax, resulting from a
                   -------------------
Deconsolidation, that results from the application of Section 1.1502-13 or
Section 1.1502-19 or any predecessor provision of the Treasury Regulations (or any similar provision under Non-Federal Tax law).

                  "Distribution Date" has the meaning set forth in the Recitals.
                   -----------------

                  "Equity Securities" means any stock or other equity securities
                   -----------------
treated as stock for tax purposes, or options, warrants, rights, convertible debt, or any other instrument or security that affords any Person the right, whether conditional or otherwise, to acquire stock.

                  "Estimated Tax Installment Date" means the installment due
                   ------------------------------
dates prescribed in Section 6655(c) of the Code (presently April 15, June 15, September 15 and December 15).

                  "Federal Income Tax" means any Tax imposed under Subtitle A of
                   ------------------
the Code or any other provision of United States federal Income Tax law (including the Taxes imposed by Sections 11, 55, 59A, and 1201(a) of the Code), and any interest, additions to Tax or penalties applicable or related thereto.

                  "Federal Tax" means any Tax imposed under the Code or
                   -----------
otherwise under United States federal Tax law.

                  "Fifty-Percent or Greater Interest" shall have the meaning
                   ---------------------------------
ascribed to such term for purposes of Sections 355(d) and (e) of the Code.

                  "Final Determination" means the final resolution of any Tax
                   -------------------
(or other matter) for a taxable period, including related interest or penalties, that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise, including (1) by the expiration of a statute of limitations or a period for the filing of claims for Refunds, amending Tax Returns, appealing from adverse determinations, or recovering any Refund (including by offset), (2) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable, (3) by a closing agreement or an accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under laws of other jurisdictions, (4) by execution of an Internal Revenue Service Form 870 or 870AD, or by a comparable form under the laws of other jurisdictions (excluding, however, with respect to a particular Tax Item for a particular taxable period any such form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for Refund and/or the right of the Tax Authority to assert a further deficiency with respect to such Tax Item for such period), or (5) by any allowance of a Refund or credit, but only after the expiration of all periods during which such Refund or credit may be recovered (including by way of offset).

                  "FMC" has the meaning set forth in the Recitals.
                   ---

                  "FMC Affiliate" means any corporation or other entity in which
                   -------------
FMC owns more than fifty percent (50%) of the total combined voting power (at any time after the completion of the Restructuring), other than Subsidiary or any Subsidiary Affiliate.

                  "FMC Group" means the affiliated group of corporations as
                   ---------
defined in Section 1504(a) of the Code, or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which FMC is the common parent, and any corporation or other entity which is a member of such group for the relevant taxable period or portion thereof, but excluding any member of the Subsidiary Group.

                  "FMC Subsidiaries" means all direct and indirect subsidiaries
                   ----------------
of FMC other than Subsidiary and its subsidiaries.

                  "Income Tax" means (a) any Tax based upon, measured by, or
                   ----------
calculated with respect to (1) net income or profits (including, without limitation, any capital gains Tax, minimum Tax and any Tax on items of Tax preference, but not including sales, use, real or personal property, gross or net receipts, transfer or similar Taxes) or (2) multiple bases if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (1) above, or (b) any United States state or local franchise Tax.

                  "Income Tax Liability" means all liabilities for Income Taxes.
                   --------------------

                  "Indemnifiable Loss Deduction" has the meaning set forth in
                   ----------------------------
Section 6.3(b) of this Agreement.

                  "Indemnified Loss" has the meaning set forth in Section 6.3(b)
                   ----------------
of this Agreement.

                  "Indemnified Party" means any Person that has received or is
                   -----------------
seeking indemnification pursuant to the provisions of this Agreement.

                  "Indemnifying Party" means any party hereto from which any
                   ------------------
Indemnified Party has received or is seeking indemnification pursuant to the provisions of this Agreement.

                  "Independent Entity" has the meaning set forth in Section 8 of
                   ------------------
this Agreement.

                  "Internal Distribution" has the meaning set forth in the
                   ---------------------
Recitals.

                  "IPO" has the meaning set forth in the Recitals.
                   ---

                  "IPO Date" means the date of the closing of the IPO in
                   --------
accordance with Article III of the Separation Agreement and the Underwriting Agreements.

                  "Losses" has the meaning set forth in the Separation
                   ------
Agreement.

                  "Non-Federal Combined Tax" means any Non-Federal Tax with
                   ------------------------
respect to which a Combined Return is filed.

                  "Non-Federal Separate Tax" means any Non-Federal Tax other
                   ------------------------
than a Non-Federal Combined Tax.

                  "Non-Federal Tax" means any Tax other than a Federal Tax.
                   ---------------

                  "Non-Renewal Notice" shall have the meaning set forth in the
                   ------------------
definition of "Acceptable Letter of Credit."

                  "Option" means an option to acquire common stock, or other
                   ------
equity-based incentives the economic value of which is designed to mirror that of an option, including non-qualified stock options, discounted non-qualified stock options, cliff options to the extent stock is issued or issuable (as opposed to cash compensation), and tandem stock options to the extent stock is issued or issuable (as opposed to cash compensation).

                  "Other Foreign Restructuring Tax" means any Tax, other than a
                   -------------------------------
Federal Tax, a United States state or local Tax or a Spin-Off Disqualification Tax, resulting directly from a Secondary Restructuring.

                  "Payment Period" has the meaning set forth in Section 6.4 of
                   --------------
this Agreement.

                  "Person" means and includes any individual, partnership, joint
                   ------
venture, limited liability company, corporation, association, joint stock company, trust, unincorporated organization or similar entity or a governmental authority or any department or agency or other unit thereof.

                  "Post-Deconsolidation Period" means any taxable period with
                   ---------------------------
respect to a Consolidated Return or Combined Return, as the case may be, (i) beginning with respect to Subsidiary and/or any Subsidiary Affiliate after a Deconsolidation Date and/or (ii) the portion of the Straddle Period commencing on the Deconsolidation Date.

                  "Pre-Deconsolidation Period" means any taxable period with
                   --------------------------
respect to a Consolidated Return or Combined Return, as the case may be, (i) beginning with respect to Subsidiary and/or any Subsidiary Affiliate on or before the Separation Date and on or before a Deconsolidation Date, and/or (ii) the portion of the Straddle Period ending on the Deconsolidation Date.

                  "Pre-Restructuring Foreign Dividend" means (i) the payment of
                   ----------------------------------
an actual dividend (as defined under U.S. Tax law) by a foreign Subsidiary Affiliate to Subsidiary or Parent; (ii) a transaction which by its terms will give rise to a deemed dividend under Section 956 of the Code; (iii) a transaction by which a foreign Subsidiary Affiliate makes a distribution which is treated as a return of capital (due to the absence of accumulated earnings and profits for U.S. Tax purposes); or (iv) a transaction by which a foreign Subsidiary Affiliate makes a distribution which for U.S. purposes is treated as a distribution of previously taxed income (as defined in Section 959 of the Code), in each case prior to or in connection with the Restructuring.

                  "Privilege" means any privilege that may be asserted under
                   ---------
applicable law including any privilege arising under or relating to the attorney-client relationship (including the attorney-client and work product privileges), the accountant-client privilege, and any privilege relating to internal evaluation processes.

                  "Prime Rate" means, for any day, the rate of interest per
                   ----------
annum established from time to time by The Chase Manhattan Bank as its prime rate in effect on such day at its principal office in New York City, plus 150 basis points.

                  "Pro Forma Subsidiary Group Combined Return" means a pro forma
                   ------------------------------------------
Non-Federal Combined Tax return or other schedule prepared pursuant to Section
4.3 of this Agreement.

                  "Pro Forma Subsidiary Group Consolidated Return" means a pro
                   ----------------------------------------------
forma consolidated Federal Income Tax return or other schedule prepared pursuant to Section 4.2 of this Agreement.

                  "Proceeding" means any assessment, audit, or other examination
                   ----------
by any Tax Authority, relating to Taxes (including Refunds), whether administrative or judicial, and any appeal of the foregoing.

                  "Qualified Tax Counsel" means a nationally recognized
                   ---------------------
independent public accounting firm or law firm, which does not currently represent Subsidiary or any Subsidiary Affiliate, as shall be agreed upon by FMC and Subsidiary.

                  "Qualifying Pre-Restructuring Foreign Dividend" mean a Pre-
                   ---------------------------------------------
Restructuring Foreign Dividend in connection with which an amount equal to such Pre-Restructuring Foreign Dividend (net of any foreign withholding tax) is remitted to Parent and, after the Restructuring, the obligation to repay such amount, if any, is transferred to and assumed by, or remains with, Subsidiary.

                  "Refund" means any refund of Taxes, including any reduction in
                   ------
Tax liabilities by means of a credit, offset or otherwise.

                  "Representatives" means with respect to any Person, any of
                   ---------------
such Person's directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

                  "Restated Tax Saving Amount" has the meaning set forth in
                   --------------------------
Section 6.3(c) of this Agreement.

                  "Restriction Period" means the period beginning on the date
                   ------------------
hereof and ending thirty (30) months after the Distribution Date.

                  "Restructuring" means the series of transactions contemplated
                   -------------
by the Separation Agreement relating to (i) any transfer or assignment of the Technologies Business and any Technologies Subsidiary to Subsidiary and the Subsidiary Affiliates, (ii) any transfer or assignment of the Chemical Business and any FMC Subsidiary from Subsidiary and the Subsidiary Affiliates and (iii) any other transaction undertaken to restructure or separate the Technologies Business and the Technology Subsidiaries, on the one hand, and the Chemical Business and the FMC Subsidiaries, on the other hand, in connection with the IPO; provided, however, that the Internal Distribution and the Spin-Off shall
     --------  -------
not be treated as part of the Restructuring.

                  "Restructuring Tax" means any Tax resulting from the
                   -----------------
Restructuring imposed upon FMC or any FMC Affiliate or Subsidiary or any Subsidiary Affiliate; provided that, such term shall not refer to any Spin-Off Disqualification Tax.

                  "Ruling" means (a) the initial private letter ruling, if any,
                   ------
issued by the Service in connection with the Spin-Off and/or the Internal Distribution (and, in each case, any related transactions) or (b) any similar ruling issued by any Tax Authority other than the Service in connection with the Spin-Off and/or the Internal Distribution (and, in each case, any related transactions).

                  "Ruling Documents" means (a) the request for the Ruling
                   ----------------
submitted to the Service, together with the appendices and exhibits thereto and any supplemental filings or other materials subsequently submitted to the Service, in connection with the Spin-Off and/or the Internal Distribution (and, in each case, any related transactions) or (b) any similar filings submitted to any other Tax Authority in connection with the Spin-Off and/or the Internal Distribution (and, in each case, any related transactions).

                  "Secondary Restructuring" means (a) a secondary public
                   -----------------------
offering pursuant to which FMC sells shares of Common Stock or (b) a Spin-Off.

                  "Separate Return" means any Tax Return with respect to Non-
                   ---------------
Federal Separate Taxes filed by FMC, Subsidiary, or any of their respective affiliates.

                  "Separation" has the meaning set forth in the Recitals.
                   ----------

                  "Separation Agreement" has the meaning set forth in the
                   --------------------
Recitals.

                  "Separation Date" means the date on which the Separation
                   ---------------
occurs.

                  "Service" means the Internal Revenue Service or any successor
                   -------
agency or authority.

                  "Spin-Off" means any distribution (or exchange) by FMC or any
                   --------
FMC Affiliate, with respect to its stock, of the stock of Subsidiary (or any successor corporation or corporation which owns stock of Subsidiary) in a transaction intended to qualify under Section 355 of the Code.

                  "Spin-Off Disqualification Tax" means any Taxes (and other
                   -----------------------------
costs, liabilities, expenses or damages) imposed upon or incurred by FMC or any FMC Affiliate or Subsidiary or any Subsidiary Affiliate that are attributable to, or result from, the failure of the Spin-Off and/or the Internal Distribution to qualify under Section 355 of the Code (including, without limitation, any Tax attributable to the application of Section 355(d), Section 355(e) or Section 355(f) of the Code to the Spin-Off and/or the Internal Distribution) or corresponding provisions of the laws of other jurisdictions. Each Tax referred to in the immediately preceding sentence shall be determined using the highest statutory marginal corporate income Tax rate for the relevant taxable period (or portion thereof).

                  "Straddle Period" means any taxable period with respect to a
                   ---------------
Consolidated Return or Combined Return, as the case may be, beginning with respect to Subsidiary and/or any Subsidiary Affiliate on or before the Deconsolidation Date and ending after the Deconsolidation Date.

                  "Subsidiary" has the meaning set forth in the Recitals.
                   ----------

                  "Subsidiary Affiliate" means (i) any corporation or other
                   --------------------
entity in which Subsidiary owns directly or indirectly more than fifty percent (50%) of the total combined voting power (at any time after the completion of the Restructuring), (ii) any non-stock entity such as a contractual joint venture, alliance, consortium or similar entity in which the Technology Businesses have participated and (iii) any of the entities listed on Exhibit A hereto.

                  "Subsidiary Group" means the affiliated group of corporations
                   ----------------
as defined in Section 1504(a) of the Code, or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions following the completion of the Restructuring, of which Subsidiary would be the common parent if it were not a subsidiary of FMC, and any corporation or other entity which would be a member of such group for the relevant taxable period or portion thereof.

                  "Subsidiary Group Combined Tax Liability" means, with respect
                   ---------------------------------------
to any taxable period, the Subsidiary Group's liability for Non-Federal Combined Taxes as determined under Section 4.3 of this Agreement.

                  "Subsidiary Group Federal Income Tax Liability" means, with
                   ---------------------------------------------
respect to any taxable period, the Subsidiary Group's liability for Federal Income Taxes as determined under Section 4.2 of this Agreement.

                  "Subsidiary IPO Tax Return" has the meaning set forth in
                   -------------------------
Section 9.2(a) of this Agreement.

                  "Subsidiary Restructuring Tax Return" has the meaning set
                   -----------------------------------
forth in Section 9.2(b) of this Agreement.

                  "Supplemental Ruling" means (a) any private letter ruling
                   -------------------
(other than the Ruling) issued by the Service in connection with the Spin-Off and/or the Internal Distribution (and, in each case, any related transactions) or (b) any similar ruling issued by any Tax Authority other than the Service in connection with the Spin-Off and/or the Internal Distribution (and, in each case, any related transactions).

                  "Supplemental Ruling Documents" means (a) the request for the
                   -----------------------------
Supplemental Ruling submitted to the Service, together with the appendices and exhibits thereto and any supplemental filings or other materials subsequently submitted to the Service, in connection with the Spin-Off and/or the Internal Distribution (and, in each case, any related transactions) or (b) any similar filings submitted to any other Tax Authority in connection with the Spin-Off and/or the Internal Distribution (and, in each case, any related transactions).

                  "Tax" means any charges, fees, levies, imposts, duties, or
                   ---
other assessments of a similar nature, including income, alternative or add-on minimum, gross receipts, profits, lease, service, service use, wage, wage withholding, employment, workers compensation, business occupation, occupation, premiums, environmental, estimated, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, withholding, social security, unemployment, disability, ad valorem, highway use, commercial rent, capital stock, paid up capital, recording, registration, property, real property gains, value added, business license, custom duties, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Tax Authority including any interest, additions to tax, or penalties applicable or related thereto.

                  "Tax Asset" means any Tax Item that could reduce a Tax,
                   ---------
including, without limitation, a net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or credit related to alternative minimum tax or any other Tax credit.

                  "Tax Attribute" means a consolidated net operating loss, a
                   -------------
consolidated net capital loss, a consolidated unused investment credit, a consolidated unused foreign tax credit, or a consolidated excess charitable contribution (as such terms are used in Treasury Regulations

1.1502-79 and 1.1502-79A), or a U.S. federal minimum tax credit or U.S. federal general business credit (but not tax basis or earnings and profits) that arises in a Pre-Deconsolidation Period (including the taxable period in which the Deconsolidation Date occurs) and can be carried to a taxable period ending after the Deconsolidation Date.

                  "Tax Authority" means a governmental authority (foreign or
                   -------------
domestic) or any subdivision, agency, commission or authority thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including, without limitation, the Service).

                  "Tax Benefit" means a reduction in the Tax liability (or,
                   -----------
without duplication, the increase in any Refund) of a taxpayer (or the affiliated group of which it is a member) for any taxable period. Except as otherwise provided in this Agreement, a Tax Benefit shall be deemed to have been realized or received from a Tax Item in a taxable period only if and to the extent that the Tax liability of the taxpayer (or of the affiliated group of which it is a member) for such period, after taking into account the effect of the Tax Item on the Tax liability of such taxpayer in the current period and all other prior periods, is less than it would have been if such Tax liability were determined without regard to such Tax Item.

                  "Tax Detriment" means an increase in the Tax liability (or,
                   -------------
without duplication, the reduction in any Refund) of a taxpayer (or the affiliated group of which it is a member) for any taxable period. Except as otherwise provided in this Agreement, a Tax Detriment shall be deemed to have been realized or received from a Tax Item in a taxable period only if and to the extent that the Tax liability of the taxpayer (or of the affiliated group of which it is a member) for such period, after taking into account the effect of the Tax Item on the Tax liability of such taxpayer in the current period and all other prior periods, is greater than it would have been if such Tax liability were determined without regard to such Tax Item.

                  "Tax-Free Status" means the qualification of (A) the Spin-Off
                   ---------------
(i) as a transaction described in Sections 355(a)(1) and 368(a)(1)(D) of the Code, (ii) as a transaction in which the stock distributed thereby is qualified property for purposes of section 355(c)(2) of the Code, and (iii) as a transaction in which FMC recognizes no income or gain other than intercompany items or excess loss accounts taken into account pursuant to applicable Treasury Regulations promulgated pursuant to Section 1502 of the Code and (B) the Internal Distribution (i) as a transaction described in Sections 355(a)(1) and 368(a)(1)(D) of the Code, (ii) as a transaction in which the stock distributed thereby is qualified property for purposes of section 355(c)(2) of the Code, and
(iii) as a transaction in which FMC recognizes no income or gain other than intercompany items or excess loss accounts taken into account pursuant to applicable Treasury Regulations promulgated pursuant to Section 1502 of the Code.

                  "Tax Item" means any item of income, gain, loss, deduction or
                   --------
credit, or other attribute that may have the effect of increasing or decreasing any Tax.

                  "Tax-Related Losses" means (without duplication):
                   ------------------

                       (i)   the Aggregate Spin-Off Tax Liabilities,

                       (ii) all accounting, legal and other professional fees, and court costs incurred in connection with any settlement, Final Determination, judgment or other determination with respect to such Aggregate Spin-Off Tax Liabilities, and

                       (iii) all costs, expenses and damages associated with stockholder litigation or controversies and any amount paid by FMC or Subsidiary in respect of the liability of shareholders, whether paid to shareholders or to the Service or any other Tax Authority payable by FMC or Subsidiary or their respective Affiliates, in each case, resulting from the failure of the Spin-Off and/or the Internal Distribution to qualify for Tax-Free Status.

                  "Tax Return" means any return, report, certificate, form or
                   ----------
similar statement or document (including, any related or supporting information or schedule attached thereto and any information return, amended Tax Return, claim for Refund or declaration of estimated tax) required to be supplied to, or filed with, a Tax Authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

                  "Tax Saving Amount" has the meaning set forth in Section
                   -----------------
6.3(b) of this Agreement.

                  "Taxing Jurisdiction" means the United States and each and
                   -------------------
every other government or governmental unit (foreign and domestic) having jurisdiction to tax any of FMC, the FMC Affiliates, Subsidiary and the Subsidiary Affiliates.

                  "Technologies Business" has the meaning set forth in the
                   ---------------------
Separation Agreement.

                  "Technologies Subsidiaries" has the meaning set forth in the
                   -------------------------
Separation Agreement.

                  "Treasury Regulations" means the final, temporary and proposed
                   --------------------
income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "Underpayment Rate" means the annual rate of interest
                   -----------------
described in Section 6621(c) of the Code for large corporate underpayments of Income Tax (or similar provision of state, local, or foreign Income Tax law, as applicable), as determined from time to time.

                  "Underwriting Agreements" has the meaning set forth in the
                   -----------------------
Separation Agreement.

                  "Unqualified Tax Opinion" means an unqualified "will" opinion
                   -----------------------
of Qualified Tax Counsel on which FMC may rely, in form and substance reasonably acceptable to FMC (and in determining whether an opinion is reasonably acceptable, FMC may consider, among other factors, the appropriateness of any underlying assumptions and management's representations if used as a basis for the opinion) to the effect that a transaction (taking into account all prior transactions and agreements during the Restriction Period) will not disqualify the Spin-Off from Tax-Free Status, assuming that the Spin-Off would have qualified for Tax-Free Status if such transaction did not occur.

     Section 2.     Filing and Preparation of Tax Returns
                    -------------------------------------

             2.1 In General. (a) Except to the extent provided in Sections 2.2(c) and (d) of this Agreement, FMC shall have the sole and exclusive responsibility for the preparation and filing of, and shall prepare and file or cause to be prepared and filed: (1) all Consolidated Returns and (2) all Combined Returns. Notwithstanding the immediately preceding sentence, Subsidiary shall (subject to Section 2.2(b) of this Agreement) be responsible for preparing and filing, and shall prepare and file or cause to be prepared and filed, any Combined Return of Subsidiary or any Subsidiary Affiliate described in clause
(ii) or clause (iii)(A) of the definition of "Combined Return."

                    (b)  Except as otherwise provided in Section 2.1(a) and
Section 2.2 of this Agreement, Subsidiary shall have the sole and exclusive responsibility for the preparation and filing of, and shall prepare and file or cause to be prepared and filed, all Tax Returns of Subsidiary and any Subsidiary Affiliate; provided that, without limiting FMC's rights contained elsewhere in this Agreement or limiting Subsidiary's obligations under this Agreement, if FMC owns (or at any time during the taxable period to which such Tax Return relates owned) a Fifty-Percent or Greater Interest in the outstanding stock of Subsidiary, Subsidiary shall, at the request of FMC, submit such Tax Returns to FMC (no later than forty (40) Business Days prior to the due date for the filing of such Tax Returns (taking into account applicable extensions)) for FMC's review and approval, which approval shall not be unreasonably withheld. Subsidiary shall, at its expense, promptly provide FMC with such information and documentation as FMC shall reasonably request in connection with such review and approval.

                    (c) Within thirty (30) Business Days from the Separation Date, Subsidiary shall provide Parent with a completed year-end reporting package (containing such information and in such form as FMC shall direct) for the period January 1, 2001 through the Separation Date.

                    (d) Within thirty (30) Business Days from the Distribution Date, Subsidiary shall provide Parent with a completed year-end reporting package (containing such information and in such form as FMC shall direct) for the period through the Distribution Date.

                    (e) Within ten (10) Business Days of the end of the 2001 calendar year, Subsidiary shall provide Parent with such supplemental Tax information (containing such information and in such form as FMC shall direct) as Parent shall reasonably request for completion of its annual financial statements.

             2.2 Manner of Preparing and Filing Tax Returns. (a) All Tax Returns filed after the date of this Agreement by FMC, any FMC Affiliate, Subsidiary or any Subsidiary Affiliate shall be (1) prepared in a manner that is consistent with (i) Sections 5.1 and 5.2 of this Agreement and (ii) any Ruling Documents, Supplemental Ruling Documents, Ruling or Supplemental Ruling, and (2) filed on a timely basis (taking into account applicable extensions) by the party responsible for such filing under Section 2.1 of this Agreement.

                    (b) Subject to Sections 2.2(c) and (d) of this Agreement, FMC shall have the exclusive right, in its sole discretion, with respect to any Tax Return described in Sec-tion 2.1(a) of this Agreement (without regard to which party is responsible for preparing and filing such Tax Return) to determine (1) the manner in which such Tax Return shall be prepared and filed, including the elections, methods of accounting, positions, conventions and principles of taxation to be used and the manner in which any Tax Item shall be reported, (2) whether any extensions may be requested, (3) the elections that will be made or revoked by FMC, each FMC Affiliate, Subsidiary, and each Subsidiary Affiliate on such Tax Return, (4) whether any amended Tax Returns shall be filed, (5) whether any claims for Refund shall be made, (6) whether any Refunds shall be paid by way of refund or credited against any liability for the related Tax, and (7) whether to retain outside firms to prepare or review such Tax Return, whom to retain for such purpose and the scope of any such retention.

               (c) Subsidiary shall, at its expense, be responsible for preparing (or causing to be prepared) and shall provide to FMC (or cause to be so provided), all information that FMC shall reasonably request, in such form as FMC shall reasonably request (including in the form of Pro Forma Subsidiary Group Consolidated Returns and Pro Forma Subsidiary Group Combined Returns), relating to the rights and obligations of FMC with respect to Taxes and Tax Returns hereunder, including any such information so requested to enable FMC to prepare the Tax Returns that it is required to prepare under Section 2.1 and allocate Taxes as required by this Agreement (which information shall be provided by Subsidiary promptly after it is requested but in any event no later than forty (40) Business Days prior to the due date (taking into account extensions) of such Tax Return). Without limiting the generality of the foregoing, Subsidiary shall, at its expense, prepare (or cause to be prepared) the portions of the Consolidated Returns and Combined Returns (including making any related elections and submitting any consents) that relate exclusively to Subsidiary or any Subsidiary Affiliate or the Technologies Business. Subsidiary shall submit (1) any portions of the Tax Returns referred to in the immediately preceding sentence or (2) any Combined Return referred to in the last sentence of Section 2.1(a) of this Agreement to FMC at least forty (40) Business Days (or such shorter period as agreed to by FMC) prior to the due date for the filing of such Tax Returns (taking into account applicable extensions) for FMC's review and approval. Subsidiary shall provide FMC, each time that it delivers the portion of a Consolidated Return or Combined Return for which it is responsible pursuant to this Section 2.2(c) or any Combined Return referred to in the last sentence of Section 2.1(a) of this Agreement, with a statement executed by an officer of Subsidiary stating that there is substantial authority (within the meaning of Section 1.6662-4(d) of the Treasury Regulations) with respect to United States federal, state and local Tax Returns or similar appropriate authoritative support with respect to any Tax Return other than United States federal, state and local Tax Returns for each of the positions set forth on such portion of the Tax Return or such Combined Return. Notwithstanding any other provisions of this Agreement, Subsidiary shall use reasonable efforts to respond promptly to specific questions from FMC concerning tax matters with respect to which Subsidiary could reasonable be expected to have relevant information.

               (d) Subsidiary shall have the right to request that FMC file an amended Tax Return or claim for Refund relating to the portion of any Consolidated Return or Combined Return which Subsidiary is responsible for preparing under Section 2.2(c) of this Agreement or any Tax Item on any other Consolidated Return or Combined Return that relates exclusively to the Technologies Business, but only if such amended Tax Return would include aggregate adjustments relating to Subsidiary and Subsidiary Affiliates in excess of $5 million of Tax. Subsidiary shall be responsible for preparing the portion of any such amended Tax Return or claim for Refund relating to (i) the portion of the Consolidated Return or Combined Return which Subsidiary is responsible for preparing under Section 2.2(c) of this Agreement or (ii) the Tax Item on any other Consolidated Return or Combined Return that relates exclusively to the Technologies Business. Subsidiary shall submit such portion of the amended Tax Return or claim for Refund to FMC no later than forty (40) Business Days prior to the due date for filing such amended Tax Return or claim for Refund for FMC's review, approval and determination as to whether to honor such request and file such amended Tax Return or claim for Refund.

                    (e) In the event that a Tax Item affects a Tax Return described in Section 2.1(a) of this Agreement and also affects a Tax Return described in Section 2.1(b) of this Agreement that is filed after the date of this Agreement, the filing party shall conform the treatment of such Tax Item in any Tax Return described in Section 2.1(b) of this Agreement to the treatment of such Tax Item in the applicable Tax Return described in Section 2.1(a) of this Agreement.

                    (f) Without limiting the generality of the foregoing provisions of this Section 2, consistent with Section 6038 of the Code and Treasury Regulation 1.6038-2(j)(1), Parent and Subsidiary agree specifically that Subsidiary shall be responsible for the filing of all Forms 5471 (including all related schedules, statements and forms) for tax year 2001 for all foreign Subsidiary Affiliates which were, after the Restructuring, directly or indirectly owned by Subsidiary. Subsidiary shall provide to the Parent proof of the filing of all such Forms 5471 on or before the due date (including extensions) of the Parent's Tax return for the period which includes the Distribution Date.

               2.3 Agent. Subject to the other applicable provisions of this Agreement, Subsidiary hereby irrevocably designates, and agrees to cause each Subsidiary Affiliate to so designate, FMC as its sole and exclusive agent and attorney-in-fact to take such action (including execution of documents) as FMC, in its sole discretion, may deem appropriate in any and all matters (including Proceedings) relating to any Tax Return described in Section 2.1(a) of this Agreement. In furtherance of the immediately prior sentence, Subsidiary shall, if requested by FMC, (i) execute (or cause to be executed) powers-of-attorney and (ii) shall appoint (or cause to be appointed) one or more employees of FMC or an FMC Affiliate as an officer of Subsidiary or a Subsidiary Affiliate. Notwithstanding the foregoing, FMC shall not exercise its rights as attorney-in-fact or permit any employee of FMC appointed as such an officer to exercise such officer's rights in any manner that is inconsistent with the rights granted to Subsidiary under this Agreement and nothing in this Section 2.3 shall limit Subsidiary's rights under this Agreement.

         Section 3. Payment of Taxes to Tax Authorities
                    -----------------------------------

               3.1 Federal Income Taxes. FMC shall pay (or cause to be paid) to the Service all Federal Income Taxes with respect to any Consolidated Return due and payable for all Pre-Deconsolidation Periods.

               3.2 Non-Federal Combined Taxes. FMC shall pay (or cause to be paid) to the appropriate Tax Authorities all Non-Federal Combined Taxes with respect to any Combined Return due and payable for all Pre-Deconsolidation Periods, provided that, with respect to those Tax Returns described in clauses
(ii) and (iii) of the definition of "Combined Return," (1) FMC shall pay (or cause to be paid) to the appropriate Tax Authorities all Taxes due with respect to any Tax Return of FMC (or any FMC Affiliate) and (2) Subsidiary shall pay (or cause to be paid) to FMC or the appropriate Tax Authorities all Taxes due with respect to any Tax Return of Subsidiary (or any Subsidiary Affiliate).

               3.3 Non-Federal Separate Taxes. Subsidiary shall pay (or cause to be paid) to the appropriate Tax Authorities all Non-Federal Separate Taxes of Subsidiary or any Subsidiary Affiliate and shall have no claim against FMC or any FMC Affiliate for any such Non-Federal Separate Taxes. FMC shall pay (or cause to be paid) to the appropriate Tax Authorities all Non-Federal Separate Taxes of FMC or any FMC Affiliate and shall have no claim against Subsidiary or any Subsidiary Affiliate for any such Non-Federal Separate Taxes.

               3.4 Other Federal Taxes. The parties shall each pay (or cause to be paid) to the appropriate Tax Authorities all of their respective Federal Taxes (excluding Federal Income Taxes for Pre-Deconsolidation Periods which are governed by Section 3.1 of this Agreement).

        Section 4.  Allocation of Taxes
                    -------------------

               4.1 Subsidiary Liability for Federal Income Taxes and Non-Federal Combined Taxes. Except as otherwise provided in Sections 9, 10, 11 and 12 of this Agreement, for each Pre-Deconsolidation Period, Subsidiary shall be liable for and shall pay to FMC an amount equal to the sum of the Subsidiary Group Federal Income Tax Liability and the Subsidiary Group Combined Tax Liability for such taxable period.

               4.2 Subsidiary Group Federal Income Tax Liability. Except as otherwise provided in Sections 9, 10, 11 and 12 of this Agreement, with respect to each Pre-Deconsolidation Period, the Subsidiary Group Federal Income Tax Liability for such taxable period shall be the Subsidiary Group's liability for Federal Income Taxes for such taxable period, as determined on a Pro Forma Subsidiary Group Consolidated Return prepared:

                    (a) on a basis consistent (including consistency with the manner and principles of preparation contained in Section 2) with the preparation of the Consolidated Return for such period, determined by including only Tax Items of members of the Subsidiary Group which are included in the Consolidated Return and by allocating Tax Assets to the Subsidiary Group to the extent that the Tax Asset was created by a member of the Subsidiary Group and such Tax Asset was Actually Utilized on the relevant Consolidated Return; and

                    (b) applying the highest statutory marginal corporate income Tax rate in effect for such taxable period (or portion thereof).

               4.3 Subsidiary Group Combined Tax Liability. Except as otherwise provided in Sections 9, 10, 11 and 12 of this Agreement, with respect to any Pre-Deconsolidation Period, the Subsidiary Group Combined Tax Liability shall be the sum for such taxable period of the Subsidiary Group's liability for each Non-Federal Combined Tax, as determined on Pro Forma Subsidiary Group Combined Returns prepared in a manner consistent with the principles and procedures set forth in Section 4.2 hereof. The Pro Forma Subsidiary Group Combined Returns relating to Tax Returns described in clauses (ii) and (iii) of the definition of "Combined

Return" shall be prepared by including only Tax Items and Tax Assets relating to or arising from the Technologies Business.

               4.4 Cooperation. (a) Subsidiary shall prepare (or, if requested by FMC, Subsidiary and FMC shall jointly prepare) any Pro Forma Subsidiary Group Consolidated Returns and Pro Forma Subsidiary Group Combined Returns. FMC and Subsidiary agree to cooperate in good faith in connection with the preparation of such pro forma Tax Returns and agree to make reasonably available any documents, information or employees in connection therewith.

                    (b) The Pro Forma Subsidiary Group Consolidated Returns and Pro Forma Subsidiary Group Combined Returns shall be completed no later than fifty (50) Business Days following the date on which the related Consolidated Return or Combined Return, as the case may be, is filed with the appropriate Tax Authority. Any disputes relating to the reporting of any Tax Item on the pro forma Tax Returns that have not been resolved within the fifty (50) Business Day period referred to in the immediately preceding sentence shall be referred to the Independent Entity, in accordance with the principles and procedures set forth in Section 8 of this Agreement, but nothing in this Section 4.4 shall limit any of FMC's rights under this Agreement, including FMC's right to approve certain Tax Returns and to require compliance with Section 2.2(b) and the other terms of this Agreement.

               4.5 Tax Sharing Installment Payments. (a) Federal Income Taxes. Not later than five (5) Business Days prior to each Estimated Tax Installment Date with respect to any Pre-Deconsolidation Period (including the Straddle Period), the parties shall determine under the principles of Section 6655 of the Code the estimated amount of the related installment of the Subsidiary Group Federal Income Tax Liability. Subsidiary shall pay to FMC no later than two (2) Business Days before such Estimated Tax Installment Date the amount thus determined.

                    (b) Non-Federal Combined Taxes. (1) FMC Tax Returns. FMC shall, in connection with any installment payment (payable with respect to any Combined Return filed by FMC) with respect to Non-Federal Combined Taxes for any Pre-Deconsolidation Period, determine the estimated amount of the related installment of the Subsidiary Group Combined Tax Liability. Within the first ten
(10) Business Days of any month, FMC may provide Subsidiary with a written statement setting forth amounts FMC believes are owed by Subsidiary in connection with any installment payments with respect to Non-Federal Combined Taxes made by FMC for the immediately preceding month and any other month for which a statement has not previously been provided by FMC. Subsidiary shall pay the amounts set forth on any statement within five (5) Business Days following the receipt of such statement.

               (2) Subsidiary Tax Returns. Subsidiary shall, in connection with any installment payment (payable with respect to any Combined Return prepared and filed by Subsidiary) with respect to Non-Federal Combined Taxes for any Pre-Deconsolidation Period, consistent with past practice, determine the estimated amount of the related installment of the Subsidiary Group Combined Tax Liability. Within the first ten (10) Business Days of any month, Subsidiary may provide FMC with a written statement setting forth amounts Subsidiary believes are owed by FMC in connection with any installment payments with respect to Non-Federal Combined Taxes made by Subsidiary for the immediately preceding month and any other month for which a statement has not previously been provided by Subsidiary. The amount payable by

FMC pursuant to the immediately preceding sentence shall equal the aggregate amount of the installment payment made by Subsidiary less the estimated amount of the Subsidiary Group Combined Tax Liability related to such installment as determined in the first sentence of this Section 4.5(b)(2). FMC shall pay the amounts set forth on any statement within five (5) Business Days following the receipt of such statement.

               4.6 Tax Sharing True-Up Payments. (a) Federal Income Taxes. Not later than fifteen (15) Business Days following the completion of any Pro Forma Subsidiary Group Consolidated Return, Subsidiary shall pay to FMC, or FMC shall pay to Subsidiary, as appropriate, an amount equal to the difference, if any, between the Subsidiary Group Federal Income Tax Liability for the Pre-Deconsolidation Period and the aggregate amount paid by Subsidiary with respect to such period under Section 4.5(a) of this Agreement.

                    (b) Non-Federal Combined Taxes. Not later than fifteen (15) Business Days following the completion of any Pro Forma Subsidiary Group Combined Return, Subsidiary shall pay to FMC, or FMC shall pay to Subsidiary, as appropriate, an amount equal to the difference, if any, between the Subsidiary Group Combined Tax Liability for the Pre-Deconsolidation Period and the amounts paid by Subsidiary with respect to such period under Sections 4.5(b)(1) and (2) of this Agreement. For purposes of this Section 4.6(b), the amounts paid by Subsidiary under (i) Section 4.5(b)(1) shall be the amounts paid to FMC and (ii)
Section 4.5(b)(2) shall be the amounts paid to the relevant Tax Authority less any amounts received from FMC.

               4.7 Redetermination Amounts. Except as otherwise provided in Sections 9, 10, 11 and 12 of this Agreement, for any Pre-Deconsolidation Period, in the event of a redetermination of any Tax Item of any member of a Consolidated Group or Combined Group as a result of a Final Determination, the filing of a claim for Refund or the filing of an amended Tax Return pursuant to which Taxes are paid to a Tax Authority or a Refund of Taxes is received from a Tax Authority, FMC and Subsidiary shall prepare jointly, in accordance with the principles and procedures set forth in this Section 4, revised Pro Forma Subsidiary Group Consolidated Returns and/or revised Pro Forma Subsidiary Group Combined Returns, as appropriate, to reflect the redetermination of such Tax Item as a result of such Final Determination, filing of a claim for Refund or filing of an amended Tax Return. Following the preparation of such revised pro forma Tax Returns, FMC's and Subsidiary's payment obligations shall be redetermined. A party hereto that is liable pursuant to this Section 4.7 to make a payment by reason of a redetermination to another party hereto shall make such payment with interest thereon, computed at the Underpayment Rate, from the due date for filing such Tax Return for which the Tax liabilities were redetermined until the date of payment pursuant to this Section 4.7 (but without duplication of the amount of interest included in the Tax liabilities as so redetermined). Such payment shall be made no later than five (5) Business Days prior to the date that payment is due to the relevant Tax Authority by reason of such redetermination. Notwithstanding anything herein to the contrary, for purposes of this Agreement the Subsidiary shall be deemed to exist and deemed to be the common parent for the Subsidiary Group for all periods prior the Restructuring that the Technologies Business (as that term is defined in the Separation and Distribution Agreement) or any part thereof operated as divisions of Parent.

                    4.8 Payment of Taxes for Post-Deconsolidation Periods. Except as otherwise provided in this Agreement, FMC shall pay or cause to be paid all Taxes and shall be entitled to receive and retain all Refunds of Taxes with respect to Tax Returns relating to Post-Deconsolidation Periods for which FMC has filing responsibility, including filing responsibility under this Agreement. Except as otherwise provided in this Agreement, Subsidiary shall pay or cause to be paid all Taxes and shall be entitled to receive and retain all Refunds of Taxes with respect to Tax Returns relating to Post-Deconsolidation Periods for which Subsidiary has filing responsibility, including under this Agreement.

                    4.9 Special Rules For Allocating Taxes. (a) Closing of Tax Years. For U.S. federal Income Tax purposes, the taxable year of the Subsidiary Group shall end as of the close of the Deconsolidation Date with respect to Subsidiary and, with respect to all other Income Taxes, FMC (or the appropriate member of the FMC Group) and Subsidiary (or the appropriate member of the Subsidiary Group) shall, unless prohibited by applicable law, take all action necessary or appropriate to close the taxable period of the members of the Subsidiary Group as of the close of such Deconsolidation Date. Neither any member of the FMC Group nor any member of the Subsidiary Group shall take any position inconsistent with the preceding sentence on any Income Tax Return. If a Person is permitted but not required under applicable state, local or foreign income tax laws to treat the Deconsolidation Date as the last day of a taxable period, then the parties shall cause such Person to treat that day as the last day of a taxable period.

                         (b)  Partnership and Flowthrough Entities. In the case
of any Income Tax Liability of any member of the FMC Group or the Subsidiary Group which is attributable to the ownership by such member of an equity interest in a partnership or other "flowthrough" entity for Income Tax purposes, such allocation shall be made as if the taxable period of such partnership or other "flowthrough" entity ended as of the close of the Deconsolidation Date; provided that to the extent that the information necessary to compute such allocation on the basis of an interim closing of the books of such "flowthrough" entity is not available to FMC or Subsidiary, such allocation shall be made between the period ending on the Deconsolidation Date and the period after the Distribution Date in proportion to the number of days in each such period.

                    4.10 Separate Agreements. Notwithstanding any other provision of this Agreement, in the event that there is a conflict between the provisions of this Agreement governing the payment or allocation of Taxes and any separate written agreement entered into in connection with the Restructuring (including the Separation Agreement) regarding the payment or allocation of Taxes, such separate agreement shall control.

             Section 5.  Tax Attributes
                         --------------

                    5.1 Allocation of Tax Items. (a) In General. All Tax computations for (i) any Pre-Deconsolidation Period ending on a Deconsolidation Date, (ii) the immediately following taxable period of Subsidiary or any Subsidiary Affiliate and (iii) any Straddle Period, shall be made pursuant to the principles of Section 1.1502-76(b) of the Treasury Regulations or of a corresponding provision under the laws of other jurisdictions and, to the extent possible, in a manner consistent with the principles set forth in Section 4.2(a) of this Agreement.

                    (b) Reattribution. In the event of a Deconsolidation, FMC may, at its option, elect to reattribute to itself certain Tax Items of the Subsidiary Group pursuant to Section 1.1502-20(g) of the Treasury Regulations. If FMC makes such election, Subsidiary shall comply with the requirements of
Section 1.1502-20(g)(5) of the Treasury Regulations.

               5.2 Allocation of Tax Assets. Subject to Section 5.1(b), to the extent permitted by applicable law, following any Deconsolidation, the relevant Tax Assets with respect to the Consolidated Group or Combined Group, as the case may be, shall be allocated in accordance with the principles and procedures applied in determining the allocation of Tax Assets between Parent and Subsidiary for purposes of the financial statements included in the Form S-1 filed with the U.S. Securities and Exchange Commission in connection with the IPO.

        Section 6.  Additional Obligations
                    ----------------------

               6.1 Provision of Information and Mutual Cooperation. (a) FMC shall (and shall cause the FMC Affiliates) and Subsidiary shall (and shall cause the Subsidiary Affiliates) to, (1) furnish to the other in a timely manner such information, documents and other materials as the other may reasonably request for purposes of (i) preparing any Tax Return (or pro forma Tax return prepared in accordance with Section 4 hereof) or portion thereof for which the other has responsibility for preparing under this Agreement, (ii) contesting or defending any Proceeding, and (iii) making any determination or computation necessary or appropriate under this Agreement, (2) make its employees available to the other to provide explanations of documents and materials and such other information as the other may reasonably request in connection with any of the matters described in subclauses (i), (ii) and (iii) of clause (1) above, and (3) reasonably cooperate in connection with any Proceeding.

                    (b) FMC shall (and shall cause the FMC Affiliates to) and Subsidiary shall (and shall cause the Subsidiary Affiliates to) retain and provide on reasonable demand books, records, documentation or other information relating to any Tax Return or Proceeding, with respect to any taxable period in which FMC owns a Fifty Percent or Greater Interest in the outstanding stock of Subsidiary, until the later of (i) the expiration of the applicable statute of limitations (after giving effect to any extension, waiver, or mitigation thereof) and (ii) in the event any claim is made under this Agreement or by any Tax Authority for which such information is relevant, until a Final Determination is reached with respect to such claim. Notwithstanding anything to the contrary included in this Agreement, the parties will comply in all respects with the requirements of any applicable record retention agreement with the Service or other Tax Authority.

                    (c) Notwithstanding any other provision of this Agreement, no member of the FMC Group shall be required to provide Subsidiary or any Subsidiary Affiliate access to or copies of (1) any Tax information that relates exclusively to any member of the FMC Group, (2) any Tax information as to which any member of the FMC Group is entitled to assert the protection of any Privilege, or (3) any Tax information as to which any member of the FMC Group is subject to an obligation to maintain the confidentiality of such information. FMC shall use reasonable efforts to separate any such information from any other information to which Subsidiary is entitled to access or to which Subsidiary is entitled to copy under this Agreement, to the extent consistent with preserving its rights under this Section 6.1(c).

                    (d) Notwithstanding any other provision of this Agreement, with respect to Tax information that relates to any taxable period in which Subsidiary is no longer included in the FMC Consolidated Group and no Combined Return is filed, no member of the Subsidiary Group shall be required to provide FMC or any FMC Affiliate access to or copies of (1) any Tax information as to which any member of the Subsidiary Group is entitled to assert the protection of any Privilege or (2) any Tax information as to which any member of the Subsidiary Group is subject to an obligation to maintain the confidentiality of such information. Subsidiary shall use reasonable efforts to separate any such information from any other information to which FMC is entitled to access or to which FMC is entitled to copy under this Agreement, to the extent consistent with preserving its rights under this Section 6.1(d).

                    (e)  FMC agrees to notify Subsidiary in writing within ten
(10) Business Days of any sale by FMC or any FMC Affiliate of Common Stock following the IPO.

                    (f) Notwithstanding any other provision of this Agreement, all books, records, documentation or other information relating to Taxes for any period (or portion thereof) ending on or before the Deconsolidation Date of (i) FMC or any FMC Affiliate and (ii) Subsidiary or any Subsidiary Affiliate shall be the property of, and shall be retained by, FMC; provided, however, that
                                                   --------  -------
Subsidiary shall be permitted, at its own expense, to obtain copies of any books, records, documentation or other information relating to any Pre-Deconsolidation Period Tax Return of Subsidiary or any Subsidiary Affiliate other than any books, records, documentation or other information described in
Section 6.1(c).

               6.2 Indemnification. (a) Failure to Pay. FMC and each FMC Affiliate shall jointly and severally indemnify Subsidiary, each Subsidiary Affiliate and each of their respective Representatives, and hold them harmless from and against any Tax or Losses that are attributable to, or results from the failure of FMC or any FMC Affiliate to make any payment required to be made under this Agreement. Subsidiary and each Subsidiary Affiliate shall jointly and severally indemnify FMC, each FMC Affiliate and each of their respective Representatives, and hold them harmless from and against any Tax or Losses that are attributable to, or results from, the failure of Subsidiary or any Subsidiary Affiliate to make any payment required to be made under this Agreement.

                    (b) Inaccurate or Incomplete Information. FMC and each FMC Affiliate shall jointly and severally indemnify Subsidiary, each Subsidiary Affiliate and each of their respective Representatives, and hold them harmless from and against any Tax or Loss attributable to the negligence of FMC or any FMC Affiliate in supplying Subsidiary or any Subsidiary Affiliate with inaccurate or incomplete information, in connection with the preparation of any Tax Return or any Proceeding. Subsidiary and each Subsidiary Affiliate shall jointly and severally indemnify FMC, each FMC Affiliate and their respective Representatives, and hold them harmless from and against any Tax or Losses attributable to the negligence of Subsidiary or any Subsidiary Affiliate in supplying FMC or any FMC Affiliate with inaccurate or incomplete information, in connection with the preparation of any Tax Return or any Proceeding.

               6.3 Tax Consequences of Payments. (a) Tax Characterization of Payments. For all Tax purposes and notwithstanding any other provision of this Agreement, to the extent permitted by applicable law, the parties hereto shall treat any payment made pursuant to this Agreement (other than any payment made in satisfaction of an intercompany obligation) as a capital contribution or dividend distribution, as the case may be, immediately prior to the IPO Date and, accordingly, as not includible in the taxable income of the recipient. If, as a result of a Final Determination, it is determined that the receipt or accrual of any payment made under this Agreement is taxable to the Indemnified Party, the Indemnifying Party of this Agreement shall pay to the Indemnified Party an amount equal to any increase in the Income Taxes of the Indemnified Party as a result of receiving the payment from the Indemnifying Party (grossed up to take into account such payment, if applicable).

               (b) Adjustments to Payments. Any Indemnified Party that has received a payment under this Agreement from an Indemnifying Party with respect to any Losses or Taxes suffered or incurred by the Indemnified Party ( an "Indemnified Loss") shall pay to such Indemnifying Party an amount equal to any "Tax Saving Amount" Actually Utilized by the Indemnified Party promptly after it is Actually Realized, but only if and to the extent that such Tax Saving Amount is Actually Realized within five (5) years of the date hereof. For purposes of this Section 6.3(b), the Tax Saving Amount shall equal the amount by which the Income Taxes of the Indemnified Party or any of its affiliates are reduced (including, without limitation, through the receipt of a Refund, credit or otherwise), plus any related interest received from a Tax Authority, as a result of claiming as a deduction or offset on any relevant Tax Return amounts attributable to an Indemnified Loss (the "Indemnifiable Loss Deduction").

               (c) Reporting of Indemnifiable Loss. In the event that an Indemnified Party incurs an Indemnified Loss, such Indemnified Party shall claim as a deduction or offset on any relevant Tax Return (including, without limitation, any claim for Refund) such Indemnified Loss to the extent such position is supported by "substantial authority" (within the meaning of Section 1.6662-4(d) of the Treasury Regulations) with respect to United States federal, state and local Tax Returns or has similar appropriate authoritative support with respect to any Tax Return other than United States federal, state and local Tax Returns. The Indemnified Party shall have primary responsibility for the preparation of its Tax Returns and reporting thereon such Indemnifiable Loss Deduction; provided, that the Indemnified Party shall consult with, and provide the Indemnifying Party with a reasonable opportunity to review and comment on the portion of the Indemnified Party's Tax Return relating to the Indemnified Loss. If a dispute arises between the Indemnified Party and the Indemnifying Party as to whether there is "substantial authority" (with respect to United States federal, state and local Tax Returns) or similar appropriate authoritative support (with respect to any Tax Return other than United States federal, state and local Tax Returns) for the claiming of an Indemnifiable Loss Deduction, such dispute shall be resolved in accordance with the principles and procedures set forth in Section 8 of this Agreement. Both FMC and Subsidiary shall (and shall cause its respective affiliates to) act in good faith to coordinate their Tax Return filing positions with respect to the taxable periods that include an Indemnifiable Loss Deduction. There shall be an adjustment to any Tax Saving Amount calculated under Section 6.3(b) hereof in the event of any Proceeding which results in a Final Determination that increases or decreases the amount of the Indemnifiable Loss Deduction reported on any relevant Tax Return of the Indemnified Party. The Indemnified Party shall promptly inform the Indemnifying Party of any such Proceeding and shall attempt in good faith to sustain the Indemnifiable Loss Deduction at issue in the Proceeding. If a written notice of a Final Determination in respect of an Indemnifiable Loss Deduction is received within five (5) years of the date hereof, the Indemnified Party shall redetermine the Tax Saving Amount at-tributable to the Indemnifiable Loss Deduction under Section 6.3(b) hereof, taking into account the Final Determination (the "Restated Tax Saving Amount"). If the Restated Tax Saving Amount is greater than the Tax Saving Amount, the Indemnified Party shall promptly pay the Indemnifying Party an amount equal to the difference between such amounts. If the Restated Tax Saving Amount is less than the Tax Saving Amount, then the Indemnifying Party shall promptly pay the Indemnified Party an amount equal to the difference between such amounts.

               6.4 Interest. Unless a different rate of interest is provided for in this Agreement, payments pursuant to this Agreement that are not made within the period prescribed in this Agreement or, if no period is prescribed, within fifteen (15) Business Days after demand for payment is made (the "Payment Period") shall bear interest for the period from and including the date immediately following the last date of the Payment Period through and including the date of payment at a per annum rate equal the Prime Rate. Such interest will be payable at the same time as the payment to which it relates and shall be calculated based on a year of 365 or 366 days, as appropriate, for the actual number of days for which due.

               6.5  Stock Options and Restricted Stock

                    (a) In General. Notwithstanding any contrary provision contained herein, the parties hereto agree that FMC shall be entitled to any Tax Benefit arising by reason of exercises of Options to purchase shares of FMC stock, and that Subsidiary shall be entitled to any Tax Benefit arising by reason of exercises of options to purchase shares of Subsidiary stock. In addition, FMC shall be entitled to any Tax Benefit arising by reason of the lapse of any restrictions with respect to shares of FMC stock, Subsidiary stock or other property subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code) held by an employee of FMC, and Subsidiary shall be entitled to any Tax Benefit arising by reason of the lapse of any restrictions with respect to shares of Subsidiary stock, FMC stock or other property subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code) held by an employee of Subsidiary. The parties hereto agree to report all Tax deductions with respect to stock options and other equity issued to their employees consistently with this Section 6.5(a), to the extent permitted by law.

                    (b) Notices, Withholding, Reporting. FMC shall promptly notify Subsidiary of any event giving rise to income to any Subsidiary Group employees or former employees in connection with exercises of options to purchase shares of FMC stock, or the lapse of any restrictions with respect to shares of FMC stock or other property subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code). If required by law, Subsidiary shall withhold applicable Taxes and satisfy applicable Tax reporting obligations in connection therewith.

                    (c) Adjustments. If Subsidiary or any Subsidiary Affiliate receives any Tax Benefit to which FMC is entitled under Section 6.5(a) of this Agreement, Subsidiary shall pay the amount of such Tax Benefit to FMC. If FMC or any FMC Affiliate receives any Tax Benefit to which Subsidiary is entitled under
Section 6.5(a) of this Agreement, FMC shall pay the amount of such Tax Benefit to Subsidiary.

     Section 7.   Proceedings
                  -----------

            7.1 In General. (a) Subject to Section 7.1(b) of this Agreement, FMC shall have the exclusive right, in its sole discretion, to control, contest, and represent the interests of FMC, any FMC Affiliate, Subsidiary or any Subsidiary Affiliate in any Proceeding relating to any claim that the Spin-Off does not have Tax-Free Status and/or any Tax Return described in Section 2.1(a) of this Agreement and to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of any such Proceeding. FMC's rights shall extend to any matter pertaining to the management and control of any Proceeding, including, without limitation, execution of waivers, choice of forum, scheduling of conferences and the resolution of any Tax Item. Subsidiary shall have the right to participate in that part of any Proceeding relating to a claim that the Spin-Off and/or the Internal Distribution does not have Tax-Free Status, but only if Subsidiary (i) satisfies the terms and conditions contained in Section 10.1(a)(1)(iv)(b) and
(ii) acknowledges liability to FMC in writing for the full amount at stake in such Proceeding.

                  (b) Subsidiary shall have the right to control, contest and represent the interests of Subsidiary or any Subsidiary Affiliate in any Proceeding to the extent relating directly and exclusively to any Tax Item included on the portion of any Consolidated Return or Combined Return which Subsidiary is responsible for preparing pursuant to Section 2.2(c) of this Agreement in which the amount of the Tax liability for such Tax Item in issue exceeds $500,000 and to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of such Proceeding; provided that, the entering into of (or rejection of) any such resolution, settlement or agreement or any decision in connection with (including the entering into of or rejection of) any judicial or administrative proceeding relating to Taxes shall be subject to the review and approval of FMC, which approval shall not be unreasonably withheld.

                  (c) Subsidiary shall have the exclusive right, in its sole discretion, to control, contest, and represent the interests of Subsidiary or any Subsidiary Affiliate in any Proceeding relating to any Tax Return described in Section 2.1(b) of this Agreement and to resolve, settle, or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of any such Proceeding; provided that, if the Proceeding relates to a taxable period in which FMC at any time owned a Fifty-Percent or Greater Interest in the outstanding stock of Subsidiary, the entering into of (or rejection of) any such resolution, settlement or agreement or any decision in connection with (including the entering into of or rejection of) any judicial or administrative proceeding relating to Taxes shall be subject to FMC's review and approval, which approval shall not be unreasonably withheld.

                  (d) In addition to the parties' obligations under Section 6.1 of this Agreement, (i) Subsidiary shall, and shall cause is Affiliates to, cooperate fully with FMC in contesting or defending any Proceeding with respect to Pre-Deconsolidation Period Taxes, including, without limitation, by furnishing to FMC in a timely manner such information, documents or other materials related to the Technologies Business as FMC may reasonably request and
(ii) FMC shall, and shall cause its Affiliates to, cooperate with Subsidiary in contesting or defending (x) any Proceeding with respect to Pre-Deconsolidation Period Non-Federal Taxes and

(y) any Proceeding with respect to the Post-Deconsolidation Period to the extent such Proceeding relates to any Pre-Deconsolidation Period deferred tax item.

          7.2 Notice. If FMC or any member of the FMC Group receives written notice of or relating to, any Proceeding from a Tax Authority that asserts, proposes or recommends a deficiency, claim or adjustment that, if sustained, would result in the redetermination of a Tax Item of a member of the Subsidiary Group, FMC shall promptly provide a copy of such notice to Subsidiary (but in no event later than ten (10) Business Days following the receipt of such notice). If Subsidiary or any member of the Subsidiary Group receives written notice of, or relating to, any Proceeding from a Tax Authority with respect to a Tax Return described in Section 2.l(a) of this Agreement, Subsidiary shall promptly provide a copy of such notice to FMC (but in no event later than ten (10) Business Days following the receipt of such notice).

          7.3 Failure to Notify. The failure of FMC or Subsidiary to notify the other of any matter relating to a particular Tax for a taxable period or to take any action specified in this Agreement shall not relieve such other party of any liability and/or obligation which it may have under this Agreement with respect to such Tax for such taxable period except to the extent that such other party's rights hereunder are materially prejudiced by such failure.

          7.4 Remedies. Subsidiary agrees that no claim against FMC and no defense to Subsidiary's liabilities to FMC under this Agreement shall arise from the resolution by FMC of any deficiency, claim or adjustment relating to the redetermination of any Tax Item of FMC or a FMC Affiliate.

          7.5 Timing Differences. Except as otherwise provided under this Agreement, if, pursuant to a Final Determination, a party to this Agreement suffers an Tax Detriment and, as a result, the other party to this Agreement obtains a corresponding Tax Benefit, and such Tax Detriment is not otherwise compensated under this Agreement, then the party obtaining such Tax Benefit shall make a payment to the other party in an amount equal to such Tax Benefit, but only to the extent such Tax Benefit is Actually Realized within five (5) years of such Final Determination.

          7.6 Carrybacks. Except to the extent otherwise consented to by FMC or prohibited by applicable law, Subsidiary shall elect to relinquish, waive or otherwise forgo all Carrybacks. In the event that Subsidiary (or the appropriate member of the Subsidiary Group) is prohibited by applicable law to relinquish, waive or otherwise forgo a Carryback (or FMC consents thereto), (i) FMC shall cooperate with Subsidiary, at Subsidiary's expense, in seeking from the appropriate Tax Authority such Refund as reasonably would result from such Carryback, and (ii) Subsidiary shall be entitled to any Tax Benefit Actually Realized by a member of the FMC Group (including any interest thereon received from such Tax Authority) within five (5) years of the date of such Carryback, to the extent that (x) such Tax Benefit is directly attributable to such Carryback and (y) such Tax Benefit would not have been Actually Utilized but for such Carryback, within seven (7) Business Days after such Tax Benefit is Actually Realized; provided, however, that Subsidiary shall indemnify and hold the
          --------  -------
members of the FMC Group harmless from and against any and all collateral tax consequences resulting from or caused by any such Carryback, including (but not limited to) the loss or postponement of benefit from the use of Tax Attributes generated by a member of the FMC Group or an Affiliate thereof and (x) that expire unutilized, but would have been utilized but for such Carryback, or (y) the use of which is postponed to a later taxable period than the taxable period in which such Tax Attributes otherwise would have been utilized but for such Carryback. If there is a Final Determination that results in any change to or adjustment of a Tax Benefit Actually Utilized by a member of the FMC Group that is directly attributable to a Carryback, then FMC (or its designee) shall make a payment to Subsidiary, or Subsidiary shall make a payment to FMC (or its designee), as may be necessary to adjust the payments between Subsidiary and FMC (or its designee) to reflect the payments that would have been made under this Section 7.6 had the adjusted amount of such Tax Benefit been taken into account in computing the payments due under this Section 7.6. For the avoidance of doubt, in the event that FMC or any FMC Affiliate, on the one hand, and Subsidiary or any Subsidiary Affiliate, on the other hand, both have Carrybacks applicable to the same period, the determination of the Tax Benefit attributable to the Carryback of Subsidiary or any Subsidiary Affiliate will be made after first giving effect to the Carryback of FMC or any FMC Affiliate.

     Section 8.  Dispute Resolution. In the event that FMC or any FMC Affiliate,
                 ------------------
as the case may be, on the one hand, and Subsidiary or any Subsidiary Affiliate, as the case may be, on the other hand, disagree as to the amount or calculation of any payment to be made under this Agreement, or the interpretation or application of any provision under this Agreement, the parties shall attempt in good faith to resolve such dispute. If such dispute is not resolved within sixty
(60) Business Days following the commencement of the dispute, FMC and Subsidiary shall jointly retain a tax attorney that is a member of a nationally recognized law firm or independent public accounting firm, which firm is independent of both parties (the "Independent Entity"), to resolve the dispute. The Independent Entity shall act as an arbitrator to resolve all points of disagreement and its decision shall be final and binding upon all parties involved. Following the decision of the Independent Entity, FMC, the FMC Affiliates, Subsidiary and the Subsidiary Affiliates shall each take or cause to be taken any action necessary to implement the decision of the Independent Entity. The fees and expenses relating to the Independent Entity shall be borne equally by FMC and Subsidiary.

     Section 9.  IPO
                 ---

            9.1 IPO Related Items. (a) Liability for Restructuring Taxes, Deconsolidation Taxes and Other Foreign Restructuring Taxes. Notwithstanding any other provision of this Agreement (other than Section 9.l(b) hereof) and except as provided in any separate written agreement between the parties entered into in connection with the Restructuring (including the Separation Agreement), (i) FMC shall be responsible for the payment of, and shall indemnify and hold Subsidiary harmless from and against, any Deconsolidation Taxes and (ii) responsibility for the payment of any Restructuring Taxes or Other Foreign Restructuring Taxes shall be allocated in the manner provided in the Separation Agreement.

                 (b)  Liability for Undertaking Certain Actions. Notwithstanding
Section 9.1(a) of this Agreement, Subsidiary and each Subsidiary Affiliate shall be jointly and severally responsible for, and shall indemnify and hold FMC harmless from and against, any Restructuring Taxes that are attributable to, or result from, (i) any action taken by Subsidiary or any Subsidiary Affiliate that was prohibited by this Agreement or was not contemplated by the parties in connection with the Restructuring (including, without limitation, by taking any action not contemplated in connection with obtaining the Ruling or a Supplemental Ruling, or any opin-ions, rulings, agreements or written advice relating to foreign transfers) or
(ii) the failure by Subsidiary or any Subsidiary Affiliate to take any action that Subsidiary is responsible for taking under this Agreement, the Separation Agreement or any other agreement related to the Restructuring or the IPO (including, without limitation, by failing to make an election or enter into a transaction specifically required in connection with obtaining a ruling from any Tax Authority). Each of the parties hereto agrees to act in good faith and without negligence in connection with the Tax reporting of and all other aspects related to the Tax consequences of the Restructuring, any Deconsolidation and any Secondary Restructuring and shall be responsible for any Taxes or Losses arising from any failure to act in good faith or any negligent act or omission with respect thereto.

          9.2 Tax Reporting of IPO Related Items. (a) Restructuring Taxes. Any Tax Return (or portion thereof) that includes any Tax Item resulting from the Restructuring shall be prepared and filed by the party responsible for preparing (or causing to be prepared) and filing such Tax Return (under Sections 2.1 and 2.2 of this Agreement); provided that, notwithstanding any other provision of this Agreement, if Subsidiary is the party responsible for preparing any such Tax Return (or portion thereof) (each a "Subsidiary IPO Tax Return"), Subsidiary shall provide to FMC, no later than twenty (20) Business Days following the IPO Date, a written list of those Subsidiary IPO Tax Returns that Subsidiary reasonably believes could result in the imposition of a Tax liability of more than $10,000 for which FMC will be responsible pursuant to this Section 9. Within twenty (20) Business Days following the receipt of such list, FMC shall provide a written list to Subsidiary of those Subsidiary IPO Tax Returns that FMC wishes to review. Subsidiary shall provide any such Subsidiary IPO Tax Returns (or portions thereof) to FMC (no later than forty-five (45) Business Days (or such shorter period as agreed to by FMC) prior to the due date for the filing of such Tax Return (taking into account applicable extensions)), for FMC's review and approval, which approval, to the extent it relates to any Tax Item resulting from, or arising out of, the Restructuring may be withheld by FMC in its sole discretion and any such Tax Item shall be reported as determined by FMC in its sole discretion (so long as such reporting position is supported by "substantial authority" (within the meaning of Section 1.6662-4(d) of the Treasury Regulations) with respect to United States federal, state and local Tax Returns or has similar appropriate authoritative support with respect to any Tax Return other than United States federal, state and local Tax Returns). In the event that the time periods provided in this Section 9.2(a) would not provide FMC with a reasonable period of time within which to review any such Subsidiary IPO Tax Return prior to the filing of such Tax Return, then the parties shall cooperate in order that FMC may participate in the preparation of such Tax Return and have the rights otherwise provided in this Section 9.2(a).

               (b) Deconsolidation Taxes and Other Foreign Restructuring Taxes. Any Tax Return (or portion thereof) that includes any Tax Item relating to any Deconsolidation (to the extent resulting in Deconsolidation Taxes) or Secondary Restructuring (to the extent resulting in Other Foreign Restructuring Taxes) shall be prepared and filed by the party responsible for preparing and filing such Tax Return (under Sections 2.1 and 2.2 of this Agreement); provided that, notwithstanding any other provision of this Agreement, if Subsidiary is the party responsible for preparing (or causing to be prepared) any such Tax Return (or portion thereof) (each a "Subsidiary Restructuring Tax Return"), Subsidiary shall provide any such Subsidiary Restructuring Tax Return (or portion thereof) to FMC (no later than forty-five (45) Business Days (or such shorter period as agreed to by FMC) prior to the due date for the filing of such Tax Return (taking into account applicable extensions)), for FMC's review and approval, which approval, to the extent it relates to any Tax Item relating to any Deconsolidation (to the extent resulting in Deconsolidation Taxes) or Secondary Restructuring (to the extent resulting in Other Foreign Restructuring Taxes), may be withheld by FMC in its sole discretion and any such Tax Item shall be reported as determined by FMC in its sole discretion (so long as such reporting position is supported by "substantial authority" (within the meaning of Section 1.6662-4(d) of the Treasury Regulations) with respect to United States federal, state and local Tax Returns or has similar appropriate authoritative support with respect to any Tax Return other than United States federal, state and local Tax Returns).

            9.3 Proceedings Relating to Restructuring. Notwithstanding any other provision of this Agreement, FMC shall have the exclusive right, in its sole discretion, to control, contest, and represent the interests of FMC, any FMC Affiliate, Subsidiary or any Subsidiary Affiliate in any Proceeding with respect to Tax Items related to the Restructuring, Deconsolidation (to the extent resulting in Deconsolidation Taxes) or Secondary Restructuring (to the extent resulting in Other Foreign Restructuring Taxes), and to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of any such Proceeding. FMC's rights shall extend to any matter pertaining to the management and control of any Proceeding, including execution of waivers, choice of forum, scheduling of conferences and the resolution of any Tax Item.

            9.4 Provision of Information and Mutual Cooperation. In addition to the parties' respective obligations under Section 6.1 of this Agreement, FMC and Subsidiary shall, and shall cause their respective Affiliates to cooperate with respect to all aspects of the Restructuring including, without limitation, by (1) furnishing to the other in a timely manner such information, documents and other materials as the other may reasonably request for purposes of (i) preparing any Tax Return that includes Tax Items relating to or arising from the Restructuring and (ii) contesting or defending any Proceeding with respect to Tax Items relating to or arising from the Restructuring and (2) make its employees available to the other to provide explanations of documents and materials and such other information as the other may reasonably request in connection with any of the matters described in subclauses (i) and (ii) of clause (1) above.

     Section 10.  Spin-Off and Internal Distribution
                  ----------------------------------

            10.1 Spin-Off and Internal Distribution Related Items. (a) Restrictions on Certain Post-Spin-Off Actions.

         (1)      Subsidiary Restrictions.

                  (i) Subsidiary will not take any action or permit any Subsidiary Affiliate to take any action, and Subsidiary will not fail to take any action or permit any Subsidiary Affiliate to fail to take any action, where such action or failure to act would be inconsistent with or cause to be untrue any material, information, covenant or representation in the Ruling Documents, Supplemental Ruling Documents, Ruling, Supplemental Ruling or this Agreement.

               (ii) Subsidiary shall not take any action (including any cessation, transfer or disposition if its active trade or business; payment of extraordinary dividends to shareholders; and acquisitions or issuances or stock) or permit any Subsidiary Affiliate to take any action (including any cessation, transfer or disposition if its active trade or business; payment of extraordinary dividends to shareholders; and acquisitions or issuances or stock), and Subsidiary will not fail to take any action or permit any Subsidiary Affiliate to fail to take any action, where such action or failure to act would cause the Spin-Off or the Internal Distribution not to have Tax-Free Status.

               (iii) Until the first day after the Restriction Period, no member of the Subsidiary Group shall sell, agree to sell or otherwise issue or agree to issue to any Person, or redeem or otherwise acquire from any Person, any Equity Securities of any member of the Subsidiary Group; provided, however, that (A) the adoption by Subsidiary of a rights plan
     --------  -------
     shall not constitute a sale or issuance of such Equity Securities, (B) Subsidiary may repurchase Equity Securities to the extent that such repurchases meet the requirements of section 4.05(1)(b) of Revenue Procedure 96-30 and (C) Subsidiary may, subject to the terms and conditions contained in paragraph (vi) below, issue Equity Securities of Subsidiary.

               (iv) Until the first day after the Restriction Period, no member of the Subsidiary Group shall (A) solicit any Person to make a tender offer for, or otherwise acquire or sell, the Equity Securities of Subsidiary, (B) participate in or support any unsolicited tender offer for, or other acquisition, issuance or disposition of, the Equity Securities of Subsidiary or (C) approve or otherwise permit any proposed business combination or any transaction which, in the case of (A), (B) or (C), individually or in the aggregate, together with the transactions contemplated by this Agreement, the Distribution Agreement, any other agreements or the Ruling Documents, Supplemental Ruling Documents, Ruling, Supplemental Ruling, results in one or more Persons acquiring (other than in acquisitions not taken into account for purposes of Section 355(e)) directly or indirectly stock representing a Fifty-Percent or Greater Interest in Subsidiary or in any Subsidiary Affiliate if (i) in the case of Subsidiary, it would cause the Spin-Off not to have Tax-Free Status and
     (ii) in the case of such Subsidiary Affiliate, it would cause the Internal Distribution not to have Tax-Free Status. In addition, no member of the Subsidiary Group shall at any time, whether before or subsequent to the expiration of the Restriction Period, engage in any action described in clauses (A), (B) or (C) of the preceding sentence if it is pursuant to an arrangement or agreement negotiated (in whole or in part) prior to the Spin-Off, even if at the time of the Spin-Off it is subject to various conditions, nor shall any member take any action, or fail or omit to take any action, that would cause Section 355(d) or (e) to apply to the Spin-Off or the Internal Distribution.

               (v) Any of the provisions of Section 10.1(a)(1) shall be waived with respect to any particular transaction or transactions if (A) FMC or Subsidiary has obtained a Supplemental Ruling from the Service in accordance with and under the terms and conditions contained in paragraph
     (vi)(a) below, (B) FMC has determined, in its sole and absolute discretion, that it could not reasonably be expected that such proposed transaction would have an adverse effect on the Tax-Free Status of the Internal Distribution and the Spin-Off, or (C) Subsidiary satisfies the terms and conditions contained in para-
graph (vi)(b) below. Waiver with respect to one transaction or group of transactions shall not constitute a waiver with respect to any other transaction.

               (vi) Except as provided in paragraphs (i) and (ii) above, until the first day after the Restriction Period, unless FMC and Subsidiary agree otherwise, prior to entering into any agreement to (A) sell all or substantially all of the assets of Subsidiary or any Subsidiary Affiliate, (B) merge Subsidiary or any Subsidiary Affiliate with another entity (without regard to which party is the surviving entity) or (C) issue Equity Securities of Subsidiary or any Subsidiary Affiliate in an acquisition or public or private offering (excluding any issuance pursuant to the exercise of employee stock options or other employment related arrangements):

               a) Subsidiary shall request that FMC obtain a Supplemental Ruling in accordance with Section 10.1(d)(1) of this Agreement that such transaction will not affect the treatment of the Spin-Off and the Internal Distribution under Section 355 of the Code and FMC shall have received such a Supplemental Ruling in form and substance reasonably satisfactory to FMC;

               b) Subsidiary shall deliver to FMC an Acceptable Letter of Credit with a face amount equal to the amount of Aggregate Assumed Spin-Off Tax Liabilities as security for any Tax-Related Losses that result if such issuance of Equity Securities or other transaction results in Tax-Related Losses. Subsidiary shall keep in place the Acceptable Letter of Credit until the end of the Restriction Period (or if any claim for indemnity or claim which could give rise to such a claim for indemnity is pending at the end of the Restriction Period, the Acceptable Letter of Credit will be renewed and its face amount increased by an amount equal to the amount of interest that would accrue, during the period of renewal, on the face amount of the Acceptable Letter of Credit (prior to renewal and prior to increase pursuant to this sentence) at 110% of the highest Underpayment Rate for U.S. corporations in effect on the date of determination, and such Acceptable Letter of Credit will continue to be renewed and, upon each such renewal, its face amount so increased, until such claim is finally resolved) or, in the event a Non-Renewal Notice has been given with respect to such Acceptable Letter of Credit, replace such Acceptable Letter of Credit with a substitute Acceptable Letter of Credit. FMC may, in its discretion, seek a Supplemental Ruling with respect to such issuance of Equity Securities or other transaction, in which case Subsidiary shall (and shall cause each Subsidiary Affiliate to) cooperate with FMC and use its reasonable best efforts to seek to obtain, as expeditiously as possible, such Supplemental Ruling. FMC may at any time, in its discretion, present the Acceptable Letter of Credit for payment in its face amount in the event that it or an FMC Affiliate incurs a Tax-Related Loss or Subsidiary fails to renew or replace the Acceptable Letter of Credit as aforesaid by the date which is 30 days prior to the expiration date of the Acceptable Letter of Credit then in effect. Subsidiary shall remain liable for any obligations under this Agreement to the extent the Acceptable Letter of Credit is insufficient to satisfy such obligations or is unavailable for drawing for any reason. In the event the amount drawn under the Acceptable Letter of Credit exceeds the amount of Subsidiary's obligations under this Agreement, such excess, as reasonably determined by FMC, shall be paid to Subsidiary at the end of the Restriction Period (or if any claim for indemnity or claim which could give rise to such a claim for indemnity is pending at the end of the Restriction Period, when such claim is finally resolved) with interest on such excess calculated using the Underpayment Rate for the period from the day FMC received such payment through the Business Day immediately prior to the day such payment is made to Subsidiary;

               c) If and only if following the transaction at issue, (x) Subsidiary or any Subsidiary Affiliate will not have issued in the aggregate (including, for these purposes, stock issued in connection with the IPO and any sale of stock of Subsidiary or any Subsidiary Affiliate by FMC or any FMC Affiliate) 40% or more (by vote or value) of its outstanding stock (determined immediately following such transaction) taking into account all issuances of (and agreements to issue) Equity Securities (and assuming the exercise of all such Equity Securities and the closing of all such agreements) from the point in time immediately prior to the IPO to the date immediately following such transaction and (y) Subsidiary will be the surviving entity if such transaction is a merger (excluding, for these purposes, any reverse subsidiary merger in which Subsidiary is the surviving entity in which case this clause (c) shall not apply and Subsidiary shall be required to satisfy the requirements of clause (a) or (b) above), Subsidiary may, in lieu of obtaining a Supplemental Ruling described in clause (a) above or delivering an Acceptable Letter of Credit as described in clause (b) above, obtain and deliver to FMC an appropriate Board Certification and an Unqualified Tax Opinion (at its own expense), in form and substance reasonably satisfactory to FMC and on which FMC may rely, from Qualified Tax Counsel that such transaction will not affect the treatment of the Spin-Off and the Internal Distribution under Section 355 of the Code; or

               d) If and only if following the transaction at issue, (x) Subsidiary or any Subsidiary Affiliate will not have issued in the aggregate (including, for these purposes, stock issued in connection with the IPO and any sale of stock of Subsidiary or any Subsidiary Affiliate by FMC or any FMC Affiliate) 35% or more (by vote or value) of its outstanding stock (determined immediately following such transaction) taking into account all issuances of (and agreements to issue) Equity Securities (and assuming the exercise of all such Equity Securities and the closing of all such agreements) from the point in time immediately prior to the IPO to the date immediately following such transaction and (y) Subsidiary will be the surviving entity if such transaction is a merger (excluding, for these purposes, any reverse subsidiary merger in which Subsidiary is the surviving entity in which case this clause (d) shall not apply and Subsidiary shall be required to satisfy the requirements of clause (a) or clause (b) above), Subsidiary may, in lieu of obtaining a Supplemental Ruling described in clause (a) above or delivering an Acceptable Letter of Credit as described in clause (b) above, obtain and deliver to FMC an appropriate Board Certification.

          (2) FMC Restrictions. FMC agrees that it will not take or fail to take, or permit any FMC Affiliate to take or fail to take, any action where such action or failure to act would be inconsistent with any material, information, covenant or representation in the Ruling Documents, Supplemental Ruling Documents, Ruling or Supplemental Ruling.

               (b)  Liability for Undertaking Certain Actions.

          (1) Subsidiary Liability. Subsidiary and each Subsidiary Affiliate shall be responsible for one hundred percent (100%) of any and all Tax-Related Losses that are attributable to, or result from, any act or failure to act described in Section 10.1(a)(1) of this Agreement by Subsidiary or any Subsidiary Affiliate. Subsidiary and each Subsidiary Affiliate shall jointly and severally indemnify FMC, each FMC Affiliate and their directors, officers and employees and hold them harmless from and against any such Taxes.

          (2) FMC Liability. FMC and each FMC Affiliate shall be responsible for one hundred percent (100%) of any and all Tax-Related Losses that are attributable to, or result from, any act or failure to act described in Section 10.1(a)(2) of this Agreement by FMC or any FMC Affiliate. FMC and each FMC Affiliate shall jointly and severally indemnify Subsidiary, each Subsidiary Affiliate and their directors, officers and employees and hold them harmless from and against any such Taxes.

               (c) Participation Rights. FMC shall have the right to obtain a Ruling or Supplemental Ruling in its sole and exclusive discretion. If FMC determines to obtain a Ruling or a Supplemental Ruling, Subsidiary shall (and shall cause each Subsidiary Affiliate to) cooperate with FMC and take any and all actions reasonably requested by FMC in connection with obtaining the Ruling or Supplemental Ruling (including, without limitation, by making any representation or covenant or providing any materials or information requested by any Tax Authority; provided that, Subsidiary shall not be required to make (or cause any Subsidiary Affiliate to make) any representation or covenant that is inconsistent with historical facts or as to future matters or events over which it has no control). In connection with obtaining a Ruling or Supplemental Ruling, (i) FMC shall cooperate with and keep Subsidiary informed in a timely manner of all material actions taken or proposed to be taken by FMC in connection therewith; (ii) FMC shall (A) reasonably in advance of the submission of any Ruling Documents or Supplemental Ruling Documents, provide Subsidiary with a draft copy thereof, (B) reasonably consider Subsidiary's comments on such draft copy, and (C) provide Subsidiary with a final copy; and (iii) FMC shall provide Subsidiary with notice reasonably in advance of, and Subsidiary shall have the right to attend, any formally scheduled meetings with any Tax Authority (subject to the approval of the Tax Authority) that relate to such Ruling or Supplemental Ruling.

               (d) Supplemental Rulings at Subsidiary's Request. FMC agrees that at the reasonable request of Subsidiary, FMC shall (and shall cause each FMC Affiliate to) cooperate with Subsidiary and use its reasonable best efforts to seek to obtain, as expeditiously as possible, a Supplemental Ruling or other guidance from the Service or any other Tax Authority for the purpose of confirming (i) the continuing validity of (A) the Ruling or (B) any Supplemental Ruling issued previously, and (ii) compliance on the part of Subsidiary or any Subsidiary Affiliate with its obligations under Section 10.1 of this Agreement. Further, in no event shall FMC file any Supplemental Ruling under this Section 10.1(d) unless Subsidiary represents that

(1) it has read the request for the Supplemental Ruling and any materials, appendices and exhibits submitted or filed therewith (the "Supplemental Ruling Documents") and (2) all information and representations, if any, relating to Subsidiary and any Subsidiary Affiliate contained in the Supplemental Ruling Documents are true, correct and complete in all material respects. Subsidiary shall reimburse FMC for all reasonable costs and expenses incurred by FMC (and any FMC Affiliate) in obtaining a Supplemental Ruling requested by Subsidiary. Subsidiary hereby agrees that FMC shall, subject to Section 10.1(c) of this Agreement, have sole and exclusive control over the process of obtaining a Supplemental Ruling, and that only FMC shall apply for a Supplemental Ruling. Subsidiary further agrees that it shall not seek any guidance from the Service or any other Tax Authority concerning the Spin-Off except as set forth in
Section 10.1 of this Agreement.

               (e) Liability of Subsidiary for Certain Transactions. Notwithstanding anything to the contrary in this Agreement, Subsidiary and each Subsidiary Affiliate shall be responsible for one hundred percent (100%) of any Tax-Related Losses that are attributable to, or result from any acquisition of stock of Subsidiary or any Subsidiary Affiliate by any person or persons (including, without limitation, as a result of an issuance of Subsidiary stock or a merger of another entity with and into Subsidiary or any Subsidiary Affiliate) or any acquisition of assets of Subsidiary or any Subsidiary Affiliate (including, without limitation, as a result of a merger) by any person or persons. Subsidiary and each Subsidiary Affiliate shall jointly and severally indemnify FMC, each FMC Affiliate and their directors, officers and employees and hold them harmless from and against any such Tax-Related Losses.

               (f) Liability for Breach of Representation. Each of FMC and Subsidiary hereby represents that (1) it will read the Ruling Documents and Supplemental Ruling Documents prior to the date submitted, (2) all information contained in such Ruling Documents and Supplemental Ruling Documents that concerns or relates to such party or any affiliate of such party will be true, correct and complete in all material respects, and (3) except to the extent that such party shall have notified the other party in writing to the contrary and with reasonable specificity prior to the Distribution Date, all such information that concerns or relates to such party or any affiliate of such party will be true, correct and complete in all material respects as of the Distribution Date. If any Tax Authority withdraws all or any portion of a Ruling or Supplemental Ruling issued to FMC in connection with the Spin-Off because of a breach by Subsidiary or any Subsidiary Affiliate of a representation made in this Section 10.1(f), Subsidiary and each Subsidiary Affiliate shall be responsible for one hundred percent (100%) of any Tax-Related Losses resulting from such breach. In such event, Subsidiary and each Subsidiary Affiliate shall jointly and severally indemnify FMC, each FMC Affiliate and their directors, officers and employees and hold them harmless from and against any such Tax-Related Losses. If any Tax Authority withdraws all or any portion of a Ruling or Supplemental Ruling issued to FMC in connection with the Spin-Off because of a breach by FMC or any FMC Affiliate of a representation made in this Section 10.1(f), FMC and each FMC Affiliate shall be responsible for one hundred percent (100%) of any Tax-Related Losses resulting from such breach. In such event, FMC and each FMC Affiliate shall jointly and severally indemnify Subsidiary, each Subsidiary Affiliate and their directors, officers and employees and hold them harmless from and against any such Tax-Related Losses.

          10.2 Enforcement. The parties hereto acknowledge that irreparable harm would occur in the event that any of the provisions of this Section 10 were not performed in accordance with their specific terms or were otherwise breached. The parties hereto agree that, in order to preserve the Tax-Free Status of the Spin-Off, injunctive relief is appropriate to prevent any violation of the foregoing covenants, provided, however, that injunctive relief
                                      --------  -------
shall not be the exclusive legal or equitable remedy for any such violation.

          10.3 Information for Shareholders. FMC shall provide each shareholder that receives stock of Subsidiary pursuant to the Spin-Off with the information necessary for such shareholder to comply with the requirements of
Section 355 of the Code and the Treasury regulations thereunder with respect to statements that such shareholders must file with their United States federal income Tax Returns demonstrating the applicability of Section 355 of the Code to the Spin-Off.

     Section 11. Special Allocations With Respect to Certain Tax Matters
                 -------------------------------------------------------

          11.1 Foreign Sales Corporation Matters. For purposes of this Agreement, and notwithstanding any contrary provision contained in this Agreement, any Tax Detriment arising out of or relating to any disallowance or denial of any Tax Benefits claimed by FMC, any FMC Affiliate, Subsidiary or any Subsidiary Affiliate relating to a Technologies Business in any Pre-Deconsolidation Period under (i) Subpart C of Part III of Subchapter N of Chapter 1 of the Code (as in effect prior to the passage of the FSC Repeal and Extraterritorial Income Exclusion Act of 2000) or Section 114 of the Code or
(ii) any similar provision or benefit accorded under foreign laws, shall be allocated to, and the amount of such Tax Detriment shall be payable by, Subsidiary. For the avoidance of doubt, it is the intent of the parties to this agreement that Subsidiary be liable for the amount of any such Tax Detriment relating to any such disallowance or denial of any such Tax Benefits regardless of whether such Tax Benefit arose before or after the Separation. The amount of such Tax Detriment shall be calculated without giving effect to any unused Tax Assets of FMC or any FMC Affiliate that becomes available for use and is used as a result of such Tax Detriment.

          11.2 Intercompany Pricing Adjustments. For purposes of this Agreement, and notwithstanding any contrary provision contained in this Agreement, any Tax Detriment arising out of or relating to any adjustment by the Service or any foreign Tax authority pursuant to Section 482 or any similar provision of foreign Tax law of any Tax Item relating to a Technologies Business shall be allocated to, and payable by, the Subsidiary. For the avoidance of doubt, it is the intent of the parties to this agreement that Subsidiary be liable for the amount of any such Tax Detriment relating to any such adjustment regardless of whether such adjustment relates to a taxable period ending before or after the Separation. The amount of such Tax Detriment shall be calculated without giving effect to any unused Tax Assets of FMC or any FMC Affiliate that becomes available for use and is used as a result of such Tax Detriment.

          11.3 Permanent Establishment Related Adjustments. For purposes of this Agreement, and notwithstanding any contrary provision contained in this Agreement, any Tax Detriment arising out of or relating to the determination by a foreign Tax Authority that FMC, any FMC Affiliate, Subsidiary or any Subsidiary Affiliate maintained a "permanent establishment" (within the meaning of the applicable tax treaty) or other taxable presence in such jurisdic-tion during any Pre-Deconsolidation Period, shall be allocated 100% to Subsidiary to the extent the Tax Detriment relates to or arises out of the Technologies Business. For the avoidance of doubt, it is the intent of the parties to this agreement that Subsidiary be liable for 100% of the amount of the Tax Detriment that relates to the Technologies Business regardless of whether such amount relates to a taxable period ending before or after the Separation. The amount of such Tax Detriment shall be calculated (i) without giving effect to any unused Tax Assets of FMC or any FMC Affiliate that becomes available for use and is used as a result of such Tax Detriment and (ii) after giving effect to the increase in Taxes (that relate to the Chemical Business) for which FMC or any FMC Affiliate is liable.

          11.4 1994 Tax Case. FMC has filed a certain Tax case in the United States Tax Court against the Commissioner of Internal Revenue, Docket No. 2317-00, with respect to Tax year 1994 (the "FMC Tax Case"). FMC and Subsidiary hereby agree, notwithstanding any contrary provision contained herein, to allocate responsibility, liability and Refunds for the FMC Tax Case as follows:

               (i) FMC will pay for all out of pocket expenses relating to the prosecution of the FMC Tax Case;

               (ii) FMC shall have the sole right to control the prosecution of the FMC Tax Case, provided that FMC shall provide Subsidiary with a timely and reasonably detailed account of each stage of the FMC Tax Case, shall consult with Subsidiary before taking any significant action in connection with the FMC Tax Case and shall prosecute the FMC Tax Case diligently and in good faith as if FMC were the only party in interest;

               (iii) To the extent that the Service prevails in the FMC Tax Case, Subsidiary shall be responsible for, and shall pay to FMC on demand, the first $4.3 million of any payment (including payment of Taxes, interest or penalties) due the Service;

               (iv) Any amounts due the Service in excess of $4.3 million shall be the sole responsibility of FMC;

               (v) To the extent that as a result of the disposition of the FMC Tax Case, FMC is entitled to a Refund of Taxes (including interest), the amount of such Refund will be allocated as follows: (x) first, FMC shall be entitled to retain that amount of the Refund of Taxes equal to the amount of the costs described in (i) above; (y) any balance of the Refund of Taxes remaining after deducting the amount set forth in (x) above shall be divided equally between the parties;

               (vi)   FMC shall pay any amounts due to Subsidiary pursuant to
     (v) hereof within thirty (30) Business Days of receipt of such amounts from the Service; and

               (vii)  The obligation of FMC to make payments to Subsidiary under
     (v) hereof shall cease with respect to tax years ending after the 2004 tax year, and no payments shall be due to Subsidiary with respect to Refunds received after the ending of such tax year.

          11.5 Notwithstanding any other provision of this Agreement, in the event that prior to or in connection with the Restructuring a foreign Subsidiary Affiliate makes a payment to Parent which is treated as a Qualifying Pre-Restructuring Foreign Dividend, FMC shall be liable (and Subsidiary shall not be liable) for any Taxes of Subsidiary resulting from, arising out of or relating to such Qualifying Pre-Restructuring Foreign Dividend.

          11.6 In the event it is necessary to allocate income, expense or other items between the Technologies Business and the Chemicals Business in connection with any aspect of the matters described in sections 11.1, 11.2, 11.3, 11.4 or 11.5, such allocation shall be made by FMC in good faith and in its reasonable discretion.

          11.7 Any alternative minimum tax credit carryforwards ("AMT Credit C/F's"), regular tax foreign tax credit carryforwards ("Regular FTC C/F's") or alternative minimum tax foreign tax credit carryforwards ("AMT FTC C/F's") shall be allocated to Parent and any Refund of any AMT Credit C/F's, Regular FTC C/F's or AMT FTC C/F's shall be solely for the accoun of Parent.

     Section 12. Miscellaneous
                 -------------

          12.1 Effectiveness. This Agreement shall become effective upon execution by both parties hereto.

          12.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below; provided, telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the business day after delivery to an overnight courier service or the Express mail service maintained by the United States Postal Service, provided, receipt of delivery has been confirmed, or (iv) on the fifth day after mailing, provided, receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, properly addressed and return-receipt requested, to the party as follows:

          If to FMC or any FMC Affiliate prior to the Distribution, to:

                 FMC Corporation
                 200 East Randolph Drive
                 Chicago, Illinois 60601
                 Facsimile: (312) 861-6176
                 Attention: Secretary

          If to FMC or any FMC Affiliate after the Distribution, to:

                 FMC Corporation
                 1735 Market Street
                 Philadelphia, Pennsylvania 19103
                 Facsimile: (215) 299-5999
                 Attention: Secretary

          If to Subsidiary or any Subsidiary Affiliate to:

                 FMC Technologies, Inc.
                 200 East Randolph Drive
                 Chicago, Illinois 60601
                 Facsimile: (312) 861-6176
                 Attention: Secretary

Any party may change its address or fax number by giving the other party written notice of its new address or fax number in the manner set forth above.

          12.3 Changes in Law. Any reference to a provision of the Code or a law of another jurisdiction shall include a reference to any applicable successor provision or law.

          12.4 Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

          12.5 Authorization, Etc. Each of the parties hereto hereby represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such party, that this Agreement constitutes a legal, valid and binding obligation of each such party and that the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision of law or of its charter or bylaws or any agreement, instrument or order binding on such party.

          12.6 Complete Agreement. This Agreement shall constitute the entire agreement between FMC or any FMC Affiliate and Subsidiary or any Subsidiary Affiliate with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Unless the context indicates otherwise, any reference to Subsidiary in this Agreement shall refer to Subsidiary and the Subsidiary Affiliates and any reference to FMC in this Agreement shall refer to FMC and the FMC Affiliates. Notwithstanding anything to the contrary herein, nothing in this Agreement shall modify the rights and obligations of the parties as set forth in Section 2.3 of the Separation Agreement.

          12.7 Interpretation. The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. The parties have participated jointly in the negotiation and drafting of this agreement.

          12.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts law) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

          12.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.10 Legal Enforceability; No Presumption against Drafter. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          12.11 No Third Party Beneficiaries. This Agreement is solely for the benefit of FMC, the FMC Affiliates, Subsidiary and the Subsidiary Affiliates, and is not intended to confer upon any other person any rights or remedies hereunder.

          12.12 Jurisdiction; Forum. (a) By the execution and delivery of this Agreement, FMC and Subsidiary submit and agree to cause the FMC Affiliates and Subsidiary Affiliates, respectively, to submit to the personal jurisdiction of any state or federal court in the State of Delaware in any suit or proceeding arising out of or relating to this Agreement.

                 (b) To the extent that FMC, Subsidiary, any FMC Affiliate or any Subsidiary Affiliate has or hereafter may acquire any immunity from jurisdiction of any Delaware court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, FMC or Subsidiary, as the case may be, hereby irrevocably waives, and agrees to cause the FMC Affiliates and the Subsidiary Affiliates, respectively, to waive such immunity in respect of its obligations with respect to this Agreement.

                 (c) The parties hereto agree that an appropriate and convenient, non-exclusive forum for any disputes between any of the parties hereto or the FMC Affiliates and the Subsidiary Affiliates arising out of this Agreement shall be in any state or federal court in the State of Delaware.

          12.13 Confidentiality. Each party shall hold and cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information (other than any such information relating solely to the business or affairs of such party) concerning the other parties hereto furnished it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished,
(b) in the public domain through no fault of such party, or (c) later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its auditors, attorneys,

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

financial advisors, bankers and other consultants and advisors who shall be advised of the provisions of this Section. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

          12.14 Expenses. Unless otherwise expressly provided in this Agreement or in the Separation and Distribution Agreement, each party shall bear any and all expenses that arise from their respective obligations under this Agreement. In the event either party to this Agreement brings an action or proceeding for the breach or enforcement of this Agreement, the prevailing party in such action or proceeding, whether or not such action or proceeding proceeds to final judgment, shall be entitled to recover as an element of its costs, and not as damages, such reasonable attorneys' fees as may be awarded in the action or proceeding in addition to whatever other relief to which the prevailing party may be entitled.

          12.15 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the parties.

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


               IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.


                              FMC Corporation
                              on behalf of itself and each of the FMC Affiliates


                              By  /s/ William G. Walter
                                  ----------------------------------------------
                                  Name:  William G. Walter
                                  Title: Executive Vice President


                              FMC Technologies, Inc.
                              on behalf of itself and each of the Subsidiary Affiliates


                              By  /s/ Randall S. Ellis
                                  ----------------------------------------------
                                  Name:  Randall S. Ellis
                                  Title: Vice President

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